Sales Report:Supplement No. 20 dated Aug 18, 2009 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Sales Report supplements the prospectus dated Jul 13, 2009 and provides information about each series of Borrower Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Sales Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
We have sold the following series of Notes:
Borrower Payment Dependent Notes Series 315050
This series of Notes was issued and sold upon the funding of the borrower loan #38213, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,000.00	Prosper Rating:	AA	Auction start date:	Jul-20-2009
Term:	36 months	Estimated loss:	0.6%	Auction end date:	Aug-03-2009

Starting lender yield:	9.00%	Starting borrower rate/APR:	10.00% / 10.69%	Starting monthly payment:	$161.34
Final lender yield:	6.10%	Final borrower rate/APR:	7.10% / 9.17%	Final monthly payment:	$154.61

Auction yield range:	3.23% - 9.00%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	5.50%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Jan-1997	Debt/Income ratio:	4%
Credit score:	860-880 (Jul-2009)	Current / open credit lines:	7 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	14	Length of status:	16y 11m
Amount delinquent:	$0	Revolving credit balance:	$1,856	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	5%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	ALHBLJ	Borrower's state:	Connecticut	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
New Apartment Gate
Hi!  Thanks for looking at my loan.

I own a 21 unit apartment building in Hartford.  To improve the parking security of the property for the tenants I would like to install an automatic gate to close the parking lot off from the street and only allow tenants into the lot.  I have received quotes from several contractors for $5000.

The improvement will also allow me to charge additional rents for the parking (there are 12 spots) and each could produce $25.00/mo more.  The monthly payment of approximately $160/mo would be more than covered by the additional income.  I am looking to finance the project because it would produce enough income to pay for itself and since Prosper is lending again I thought it was a good alternative.

From a personal point of view, I have excellent credit and good salary so even if no-one decided to park there (which is extremely unlikely), I would be able to pay for the loan from my own funds.

Thank-you for your consideration, and I would encourage you to fund my loan.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

F_r_e_d_s__B_a_n_k	$25.00	$25.00	7/21/2009 9:35:36 AM
Jarod213	$28.00	$28.00	7/21/2009 9:30:15 AM
FlyFlyBuggie	$25.00	$25.00	7/21/2009 7:18:41 PM
dn0pes	$25.00	$1.25	7/22/2009 11:22:11 AM
szetheli	$50.00	$50.00	7/23/2009 5:50:34 PM
gizmo65	$25.00	$25.00	7/23/2009 10:37:20 PM
RandyL3	$50.00	$50.00	7/24/2009 6:47:13 PM
Tahoeguy	$25.00	$25.00	7/26/2009 7:12:25 AM
KC135	$128.79	$128.79	7/27/2009 6:21:22 AM
Iamatlast	$50.00	$50.00	7/28/2009 8:06:15 AM
bmcg	$25.00	$25.00	7/28/2009 7:40:33 AM
qkinger	$50.00	$50.00	7/28/2009 10:39:06 AM
vestquid	$25.00	$25.00	7/28/2009 11:51:42 AM
plbquic	$100.00	$100.00	7/28/2009 1:46:15 PM
JMY1	$25.00	$25.00	7/28/2009 4:58:39 PM
TexasLender2007	$25.00	$25.00	7/28/2009 6:00:56 PM
bankojerry	$50.00	$50.00	7/28/2009 6:19:57 PM
bankojerry	$50.00	$50.00	7/28/2009 6:20:14 PM
JCMC	$25.00	$25.00	7/28/2009 9:05:29 PM
dreamhope	$25.00	$25.00	7/29/2009 7:52:52 AM
SQUISHEE_JELLO	$25.00	$25.00	7/29/2009 6:35:04 AM
GABC-1	$60.00	$60.00	7/29/2009 9:58:35 AM
Tapu22	$50.00	$50.00	7/29/2009 6:30:50 PM
kulender	$50.00	$50.00	7/29/2009 7:33:18 PM
orangemutt	$25.00	$25.00	7/29/2009 9:52:34 PM
John_14_6	$25.00	$25.00	7/29/2009 7:28:55 PM
swiftsoul	$25.00	$25.00	7/30/2009 12:22:15 PM
Syzygy	$25.00	$25.00	7/30/2009 12:22:56 PM
fotep-financial	$25.00	$25.00	7/30/2009 3:49:57 PM
gpuck	$25.00	$25.00	7/30/2009 8:07:22 PM
knark	$25.00	$25.00	7/30/2009 8:15:18 PM
Kerensky	$50.00	$50.00	7/30/2009 10:11:37 PM
Sneezie	$200.00	$200.00	7/31/2009 11:57:29 AM
piano55	$75.00	$75.00	7/31/2009 12:56:00 PM
scrabbler	$25.00	$25.00	7/31/2009 2:50:18 PM
Happyhourcomics	$25.00	$25.00	7/31/2009 4:19:52 PM
himistu22	$25.00	$25.00	7/31/2009 8:28:43 PM
freetolive	$25.00	$25.00	7/31/2009 10:12:36 PM
betheanswer	$50.00	$50.00	8/1/2009 9:10:24 AM
zmaurides	$35.75	$35.75	8/1/2009 2:25:50 PM
PBanker	$25.00	$25.00	8/2/2009 5:35:13 AM
tryitout	$106.21	$106.21	8/2/2009 3:45:31 AM
Midg	$25.00	$25.00	8/2/2009 7:06:21 AM
cr55595	$25.00	$25.00	8/2/2009 7:35:05 AM
JerryB96	$25.00	$25.00	8/2/2009 8:32:15 AM
bossyboots01	$50.00	$50.00	8/2/2009 10:43:54 AM
yenlowang	$50.00	$50.00	8/2/2009 8:45:52 PM
octoberfresh	$25.00	$25.00	8/3/2009 7:02:19 AM
kulender	$200.00	$200.00	8/3/2009 6:33:20 AM
RecoveryLender	$25.00	$25.00	8/3/2009 8:04:11 AM
helpful-dough	$50.00	$50.00	8/3/2009 8:16:39 AM
ApolloBodie	$50.00	$50.00	8/3/2009 11:08:24 AM
lender73w	$40.00	$40.00	8/3/2009 12:24:50 PM
Druidsoft	$100.00	$100.00	8/3/2009 3:14:27 PM
Pollack	$50.00	$50.00	8/3/2009 3:24:29 PM
ssgt95068	$25.00	$25.00	8/3/2009 3:43:27 PM
Newfoundcash	$25.00	$25.00	8/3/2009 3:30:59 PM
happy2loan	$25.00	$25.00	8/3/2009 4:44:34 PM
The-Lighthouse-Group	$25.00	$25.00	7/20/2009 6:45:49 PM
solarwind	$25.00	$25.00	7/21/2009 9:53:23 PM
andrelaplume	$50.00	$50.00	7/23/2009 12:31:55 PM
llennoc	$25.00	$25.00	7/26/2009 1:02:38 PM
hellasow	$25.00	$25.00	7/27/2009 6:05:11 PM
FundMaker	$30.00	$30.00	7/28/2009 8:10:33 AM
outofoffice	$50.00	$50.00	7/28/2009 5:55:01 PM
slick8812	$25.00	$25.00	7/28/2009 6:13:50 PM
Camden	$50.00	$50.00	7/28/2009 6:21:25 PM
Lotsofbears	$25.00	$25.00	7/28/2009 6:25:34 PM
StarFundingSource	$25.00	$25.00	7/28/2009 8:21:02 PM
Auditman	$50.00	$50.00	7/28/2009 6:24:36 PM
payontime1	$50.00	$50.00	7/29/2009 10:15:45 AM
Dollars4Rent	$50.00	$50.00	7/29/2009 2:00:46 PM
junes08	$75.00	$75.00	7/30/2009 5:32:27 AM
orangemutt	$50.00	$50.00	7/29/2009 9:51:35 PM
turbospeed	$25.00	$25.00	7/30/2009 12:02:59 AM
Snoopylover	$25.00	$25.00	7/30/2009 1:37:38 PM
serpentine	$100.00	$100.00	7/30/2009 11:59:27 AM
microeconomicwizadry	$25.00	$25.00	7/31/2009 4:44:26 AM
LeoBUSIIT	$25.00	$25.00	7/31/2009 12:05:24 PM
GDLK2U	$50.00	$50.00	7/31/2009 3:47:57 PM
shellstar	$25.00	$25.00	7/31/2009 4:42:22 PM
hodap2001	$25.00	$25.00	7/31/2009 6:27:33 PM
llequire1	$500.00	$500.00	7/31/2009 7:03:25 PM
aloantime07	$25.00	$25.00	8/1/2009 12:59:19 AM
Simply2fly	$25.00	$25.00	8/1/2009 11:47:50 AM
Mauler	$80.00	$80.00	8/1/2009 3:48:16 PM
bambampk	$50.00	$50.00	8/1/2009 7:21:10 PM
helpful-dough	$50.00	$50.00	8/2/2009 10:14:32 AM
HoosHouse	$50.00	$50.00	8/2/2009 1:01:11 PM
acsej	$50.00	$50.00	8/2/2009 11:44:42 AM
the-silver-blaster	$200.00	$200.00	8/2/2009 2:37:27 PM
gothampark	$100.00	$100.00	8/2/2009 4:48:39 PM
Bodyboard	$25.00	$25.00	8/3/2009 12:10:52 AM
njmlaj726	$50.00	$50.00	8/3/2009 8:09:11 AM
vtr1000	$40.00	$40.00	8/3/2009 9:42:26 AM
spokanekevin	$25.00	$25.00	8/3/2009 9:20:19 AM
drb4ever	$25.00	$25.00	8/3/2009 9:31:17 AM
shamil45	$25.00	$25.00	8/3/2009 10:01:49 AM
mdf84	$25.00	$25.00	8/3/2009 12:35:39 PM
MacBrandon	$25.00	$25.00	8/3/2009 2:15:53 PM
Keebs	$50.00	$50.00	8/3/2009 3:32:07 PM
thegreatone	$50.00	$50.00	8/3/2009 4:28:36 PM
102 bids
Borrower Payment Dependent Notes Series 417878
This series of Notes was issued and sold upon the funding of the borrower loan #38221, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	C	Auction start date:	Jul-23-2009
Term:	36 months	Estimated loss:	6.5%	Auction end date:	Aug-06-2009

Starting lender yield:	18.05%	Starting borrower rate/APR:	19.05% / 22.81%	Starting monthly payment:	$36.68
Final lender yield:	13.50%	Final borrower rate/APR:	14.50% / 18.16%	Final monthly payment:	$34.42

Auction yield range:	8.23% - 18.05%	Estimated loss impact:	6.80%
Lender servicing fee:	1.00%	Estimated return:	6.70%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Sep-2004	Debt/Income ratio:	Not calculated
Credit score:	680-700 (Jul-2009)	Current / open credit lines:	2 / 2	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	4	Length of status:	0y 2m
Amount delinquent:	$0	Revolving credit balance:	$435	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	18%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	7	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	Rashanir	Borrower's state:	Nevada	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to?
Pay off my credit card and help me take a first step to improving my credit score.

My financial situation:
I am a good candidate for this loan because?

I am also a prosper lender.

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

CoolPlexer	$25.00	$25.00	8/3/2009 8:06:24 PM
carmat60	$25.00	$25.00	8/4/2009 5:20:04 PM
Cliffie83	$100.00	$100.00	8/4/2009 8:57:58 PM
Leshan	$50.00	$50.00	8/6/2009 7:25:05 AM
congardner1	$25.00	$25.00	8/6/2009 5:29:30 AM
rockymtbob	$50.00	$50.00	8/6/2009 8:55:15 AM
sunnysally	$50.00	$50.00	8/6/2009 10:11:24 AM
cr55595	$25.00	$25.00	8/6/2009 10:22:59 AM
steven3333	$25.00	$25.00	8/6/2009 12:18:34 PM
nasdaq87	$25.00	$5.44	8/6/2009 1:21:41 PM
daekpon	$25.00	$25.00	8/6/2009 1:22:07 PM
TravisMcGee	$55.00	$55.00	8/6/2009 1:33:27 PM
btormc5	$50.00	$50.00	8/6/2009 3:48:26 PM
whois-JohnGalt	$25.00	$25.00	8/2/2009 8:21:19 PM
money-expert	$25.00	$25.00	8/5/2009 5:24:05 AM
Erikdbp	$25.00	$25.00	8/5/2009 4:04:57 PM
zapquoc	$25.00	$25.00	8/5/2009 5:22:43 PM
mkvance	$25.00	$25.00	8/5/2009 8:59:45 PM
BuffetRocks	$50.00	$50.00	8/5/2009 10:19:24 PM
goatman	$50.00	$50.00	8/6/2009 6:32:43 AM
Entejaeger	$48.43	$48.43	8/6/2009 11:51:03 AM
Peacepower	$27.63	$27.63	8/6/2009 10:44:58 AM
JauaFlash	$25.00	$25.00	8/6/2009 10:53:20 AM
Stahl	$38.50	$38.50	8/6/2009 10:56:38 AM
lnrn	$50.00	$50.00	8/6/2009 2:36:54 PM
Happyhourcomics	$25.00	$25.00	8/6/2009 12:51:17 PM
maga	$50.00	$50.00	8/6/2009 2:54:17 PM
27 bids
Borrower Payment Dependent Notes Series 418350
This series of Notes was issued and sold upon the funding of the borrower loan #38235, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	E	Auction start date:	Jul-28-2009
Term:	36 months	Estimated loss:	14.7%	Auction end date:	Aug-11-2009

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 39.15%	Starting monthly payment:	$45.24
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 39.15%	Final monthly payment:	$45.24

Auction yield range:	14.23% - 34.00%	Estimated loss impact:	16.27%
Lender servicing fee:	1.00%	Estimated return:	17.73%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Sep-2004	Debt/Income ratio:	7%
Credit score:	600-620 (Jul-2009)	Current / open credit lines:	5 / 5	Employment status:	Full-time employee
Now delinquent:	2	Total credit lines:	13	Length of status:	3y 6m
Amount delinquent:	$1,822	Revolving credit balance:	$1,549	Occupation:	Military Enlisted
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	18%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	39	Homeownership:	No
Inquiries last 6m:	2
Screen name:	sankapilat	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	8 ( 89% )	600-620 (Latest)
Principal borrowed:	$2,500.00	< mo. late:	1 ( 11% )	660-680 (Apr-2008) 640-660 (Feb-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	9
Description
laptop purchase
Purpose of loan:
This loan will be used for laptop purchase.

My financial situation:
I am good on repaying this loan because i have steady employment and no debt. Altho my credit report doesent reflect it yet, I dont owe anyone any money. I have done settalments with all the companys i owed money to and currently am debt free. I do not own a vehical or any large items that tie me down to monthy payments. I have steady employment and have been in the Marine Corps for 3 years 6 months, ranking at this time as a Corpral. I have 2 bills, a cell phone bill and a internet bill. Looking forward to purchasing a new laptop.
Monthly net income: $
$1700
Monthly expenses: $
  Housing: $0
  Insurance: $0
  Car expenses: $ 0
  Utilities: $
  Phone, cable, internet: $180
  Food, entertainment: $300
  Clothing, household expenses $60
  Credit cards and other loans: $0
  Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Can you tell me the specifications of the laptop you are trying to purchase? - cookielady83
A: The laptop that im looking at is an HP hdx 16t (Jul-30-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

IPG1	$27.63	$27.63	8/6/2009 6:05:08 AM
tjone69	$114.31	$114.31	8/7/2009 8:40:54 AM
boodo	$100.00	$100.00	8/7/2009 9:26:08 AM
FarmersBank	$50.00	$50.00	8/10/2009 6:49:41 AM
frugalinvestor20	$25.00	$25.00	8/10/2009 1:06:01 PM
familyman2008	$43.87	$43.87	8/10/2009 6:40:55 PM
lifelongreds	$25.00	$25.00	8/11/2009 5:13:38 AM
clkventures	$25.00	$25.00	8/11/2009 6:09:29 AM
maga	$25.00	$25.00	8/11/2009 3:09:47 PM
kevlar	$25.00	$6.05	8/11/2009 11:19:23 AM
myduck	$50.00	$50.00	8/11/2009 4:12:33 PM
tcbmc	$40.00	$40.00	8/8/2009 12:01:16 PM
stonehillloans	$25.00	$25.00	8/10/2009 4:07:03 AM
dpjd	$50.00	$50.00	8/10/2009 8:37:58 AM
davidy	$25.00	$25.00	8/10/2009 1:05:15 PM
LeoBUSIIT	$25.00	$25.00	8/10/2009 1:01:07 PM
boodo	$100.00	$100.00	8/10/2009 4:00:09 PM
bluebouyz	$34.00	$34.00	8/10/2009 4:08:53 PM
joebob78	$59.14	$59.14	8/10/2009 4:45:14 PM
PleaseNoDefaults	$25.00	$25.00	8/10/2009 6:06:47 PM
paceme1	$25.00	$25.00	8/10/2009 5:58:50 PM
thomas16882004	$50.00	$50.00	8/11/2009 10:19:20 AM
benrice	$25.00	$25.00	8/11/2009 10:35:41 AM
ColoradoLender82	$25.00	$25.00	8/11/2009 2:22:32 PM
24 bids
Borrower Payment Dependent Notes Series 419154
This series of Notes was issued and sold upon the funding of the borrower loan #38227, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,000.00	Prosper Rating:	AA	Auction start date:	Aug-03-2009
Term:	36 months	Estimated loss:	0.6%	Auction end date:	Aug-17-2009

Starting lender yield:	7.17%	Starting borrower rate/APR:	8.17% / 10.25%	Starting monthly payment:	$125.66
Final lender yield:	6.95%	Final borrower rate/APR:	7.95% / 10.03%	Final monthly payment:	$125.25

Auction yield range:	3.23% - 7.17%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	6.35%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Jul-1991	Debt/Income ratio:	3%
Credit score:	800-820 (Aug-2009)	Current / open credit lines:	7 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	22	Length of status:	0y 9m
Amount delinquent:	$0	Revolving credit balance:	$291	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	2%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	avatarmjv	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Multi-fuel Pellet Stove
Purpose of loan:
This loan will be used to purchase and install a multi-fuel pellet stove to attempt to reduce the energy costs of heating our home. We estimate to save about $500 a year (we currently heat with electric baseboard) with this installation.

My financial situation:
I am a good candidate for this loan because I have enough money in savings to actually cover this loan. However, I want to make sure I don't spread myself too thin during these winter months, so I am getting this loan to spread the cost of this investment out over the three years. Currently employed in the Locomotive industry, which is quite lucrative with transportation stimulus money flowing from the federal government. (ie. Job security)
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: How much is your specific income and "SPECIFIC" expenses? - jpblan11
A: INCOME IRA mtch 7560 Salary 91000 EXPENSE Auto 3024 Charity 9100 Gifts 1560 Food 4740 Home Repair 3570 Household 3960 Ins:Home 1381 Ins:Life 1800 Health Ins 3720 Mort Int 7392 Taxes:Medicare 1272 Taxes:Soc Sec 6666 Taxes:State 5840 School Loan Int 1200 Taxes:Property 6200 Utilities:Electric 3900 Vacation 6000 School Loans 6468 MD Mortgage 1440 NY Mortgage 480 IRA Contrib 6720 Other 7240 (b/c 500 char limit) (Aug-09-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

vestquid	$25.00	$25.00	8/3/2009 9:58:08 AM
turbospeed	$25.00	$25.00	8/3/2009 9:59:16 AM
sas19	$25.00	$25.00	8/3/2009 10:06:42 AM
greenback-floret	$25.00	$25.00	8/3/2009 10:09:59 AM
totoro	$25.00	$25.00	8/3/2009 10:07:55 AM
abuyama22	$25.00	$25.00	8/3/2009 10:09:09 AM
cyberie21	$40.00	$40.00	8/3/2009 10:09:39 AM
anton	$25.00	$25.00	8/3/2009 10:09:51 AM
skuba	$50.00	$50.00	8/3/2009 10:14:10 AM
hope-eagle6	$25.00	$25.00	8/3/2009 10:18:12 AM
Artist_Blue	$25.00	$25.00	8/3/2009 10:17:42 AM
cash-sensai2	$25.00	$25.00	8/3/2009 3:00:44 PM
bchen78875	$50.00	$50.00	8/3/2009 5:43:22 PM
JB2006	$25.00	$25.00	8/3/2009 9:59:19 PM
GElender	$50.00	$50.00	8/4/2009 12:27:48 PM
sisepuede	$25.00	$25.00	8/4/2009 6:01:01 PM
shadowflame_99	$25.00	$25.00	8/4/2009 6:16:06 PM
fotep-financial	$25.00	$25.00	8/4/2009 6:56:28 PM
money-shaker	$25.00	$25.00	8/5/2009 7:31:24 AM
red-sublime-return	$25.00	$25.00	8/5/2009 9:32:08 AM
Jassi	$50.00	$50.00	8/6/2009 9:59:23 AM
Okeey	$25.00	$25.00	8/7/2009 12:45:13 AM
qkinger	$50.00	$50.00	8/7/2009 9:27:51 PM
captain80	$60.00	$60.00	8/9/2009 8:52:06 AM
mozzarella	$25.00	$25.00	8/8/2009 9:31:10 PM
ingeborg77	$50.00	$50.00	8/9/2009 10:00:38 AM
don'twannadance	$50.00	$50.00	8/9/2009 10:10:05 AM
jimbo29blue	$100.00	$100.00	8/9/2009 9:33:52 AM
jfreaksho	$25.00	$25.00	8/10/2009 5:54:53 AM
bmcg	$25.00	$25.00	8/10/2009 7:16:49 AM
timothyb	$25.00	$25.00	8/10/2009 7:44:19 AM
plbquic	$50.00	$50.00	8/10/2009 12:24:44 PM
dudebrah	$25.00	$25.00	8/10/2009 4:23:46 PM
Dollars4Rent	$25.00	$25.00	8/10/2009 7:59:26 PM
alydad1	$25.00	$25.00	8/10/2009 6:22:24 PM
rwmacy	$50.00	$50.00	8/11/2009 8:47:34 AM
prossperous01	$25.00	$25.00	8/11/2009 9:40:23 AM
ROYFU	$25.00	$25.00	8/11/2009 4:29:47 PM
packrs1	$25.00	$25.00	8/11/2009 5:23:16 PM
Auditman	$50.00	$50.00	8/11/2009 6:24:46 PM
ecstatic-platinum7	$25.00	$25.00	8/12/2009 3:47:12 AM
dreamhope	$25.00	$25.00	8/12/2009 6:58:35 AM
Eagledrop	$50.00	$50.00	8/12/2009 3:33:27 PM
Dollars4Rent	$25.00	$25.00	8/12/2009 8:15:17 PM
jude0624	$25.30	$25.30	8/12/2009 8:23:15 PM
Niffler	$50.00	$50.00	8/13/2009 9:51:02 AM
outofoffice	$75.46	$75.46	8/13/2009 7:31:37 PM
aspareteam	$50.00	$50.00	8/13/2009 6:56:33 PM
swiftsoul	$25.00	$25.00	8/14/2009 12:07:18 PM
memoe	$25.00	$25.00	8/14/2009 1:42:19 PM
yield-quest	$25.00	$25.00	8/14/2009 2:30:31 PM
radiant-return	$50.00	$50.00	8/14/2009 9:15:07 PM
NoNameLender	$50.00	$50.00	8/15/2009 1:45:02 PM
freetolive	$25.00	$25.00	8/16/2009 10:58:42 AM
memoe	$25.00	$25.00	8/16/2009 7:10:58 AM
Jinja	$25.00	$25.00	8/16/2009 9:57:54 AM
cash2lendu	$25.00	$25.00	8/16/2009 12:20:54 PM
mamayama	$100.00	$100.00	8/16/2009 7:59:42 PM
best-generosity-financier	$25.00	$25.00	8/16/2009 11:36:42 PM
iscout	$50.00	$50.00	8/17/2009 5:55:47 AM
elated-justice	$25.00	$25.00	8/3/2009 10:00:05 AM
fortytwo	$125.00	$125.00	8/3/2009 10:03:05 AM
Sid-K	$50.00	$50.00	8/3/2009 10:06:59 AM
shadowflame_99	$25.00	$25.00	8/3/2009 10:02:50 AM
DukSerduk	$25.00	$25.00	8/3/2009 10:08:11 AM
tallcoolone	$25.00	$25.00	8/3/2009 10:08:43 AM
Avala	$25.00	$25.00	8/3/2009 10:07:32 AM
mathprof	$25.00	$25.00	8/3/2009 10:10:11 AM
rjleves	$25.00	$25.00	8/3/2009 10:08:21 AM
lagnisiruk	$25.00	$25.00	8/3/2009 10:12:24 AM
888168	$50.00	$50.00	8/3/2009 10:09:26 AM
albatross897	$25.00	$25.00	8/3/2009 10:10:25 AM
Algaes	$25.00	$25.00	8/3/2009 10:17:12 AM
truth-companion	$25.00	$25.00	8/3/2009 10:17:50 AM
kyomoon	$100.00	$100.00	8/3/2009 10:17:19 AM
Theboof	$25.00	$25.00	8/3/2009 10:17:32 AM
puifais	$25.00	$25.00	8/3/2009 5:42:27 PM
IceFisherman	$25.10	$25.10	8/3/2009 8:01:10 PM
TheRiver08	$25.00	$25.00	8/3/2009 10:15:43 PM
happy2loan	$25.00	$25.00	8/3/2009 7:26:28 PM
FlyFlyBuggie	$25.00	$25.00	8/3/2009 8:29:50 PM
amit_gu	$65.00	$65.00	8/4/2009 1:12:32 PM
gilbow	$25.00	$25.00	8/4/2009 2:15:32 PM
Goodlender42	$25.00	$25.00	8/4/2009 7:05:31 PM
The-Lighthouse-Group	$25.00	$25.00	8/4/2009 8:13:19 PM
Faura	$25.00	$25.00	8/4/2009 8:50:21 PM
vegibenz	$26.71	$26.71	8/5/2009 10:55:37 AM
krishopper	$25.00	$25.00	8/5/2009 1:00:58 PM
cool_kubera	$50.00	$50.00	8/5/2009 12:10:58 PM
Patrician	$25.00	$25.00	8/6/2009 8:55:25 AM
F_r_e_d_s__B_a_n_k	$25.00	$25.00	8/6/2009 1:28:05 PM
kenji4861	$50.00	$50.00	8/6/2009 12:47:09 PM
brstern2	$25.00	$7.43	8/6/2009 1:27:50 PM
yenom	$25.00	$25.00	8/8/2009 6:05:14 AM
brother_tam	$50.00	$50.00	8/9/2009 8:02:06 AM
ingeborg77	$50.00	$50.00	8/9/2009 10:03:50 AM
Troutfinder	$35.00	$35.00	8/10/2009 5:36:09 PM
Castelj	$35.00	$35.00	8/11/2009 2:15:09 PM
alydad1	$25.00	$25.00	8/11/2009 4:45:34 PM
justin323	$25.00	$25.00	8/11/2009 4:50:20 PM
Syzygy	$25.00	$25.00	8/11/2009 5:56:09 PM
Firescreek	$25.00	$25.00	8/12/2009 6:10:19 AM
ITFDEE	$25.00	$25.00	8/12/2009 1:20:53 PM
Tapu22	$50.00	$50.00	8/13/2009 9:25:21 PM
EmeritusX	$25.00	$25.00	8/14/2009 7:25:41 AM
ChristopherHS	$25.00	$25.00	8/14/2009 4:50:44 AM
ORteacher	$50.00	$50.00	8/14/2009 10:40:34 AM
OGS_Capital	$25.00	$25.00	8/15/2009 8:14:15 AM
Snoopylover	$25.00	$25.00	8/15/2009 11:21:02 AM
CCIExpress	$25.00	$25.00	8/16/2009 5:51:31 AM
uvm1978	$100.00	$100.00	8/15/2009 2:06:03 PM
hellasow	$25.00	$25.00	8/16/2009 8:05:20 PM
FundMaker	$30.00	$30.00	8/16/2009 5:50:07 PM
JerryB96	$25.00	$25.00	8/16/2009 9:08:46 PM
114 bids
Borrower Payment Dependent Notes Series 415433
This series of Notes was issued and sold upon the funding of the borrower loan #38241, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,100.00	Prosper Rating:	C	Auction start date:	Aug-13-2009
Term:	36 months	Estimated loss:	6.5%	Auction end date:	Aug-14-2009

Starting lender yield:	20.11%	Starting borrower rate/APR:	21.11% / 23.36%	Starting monthly payment:	$116.97
Final lender yield:	19.10%	Final borrower rate/APR:	20.10% / 22.34%	Final monthly payment:	$115.37

Auction yield range:	8.23% - 20.11%	Estimated loss impact:	6.94%
Lender servicing fee:	1.00%	Estimated return:	12.16%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Aug-2007	Debt/Income ratio:	9%
Credit score:	680-700 (Aug-2009)	Current / open credit lines:	4 / 2	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	7	Length of status:	3y 2m
Amount delinquent:	$0	Revolving credit balance:	$1,004	Occupation:	Skilled Labor
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	14%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	porsche_89	Borrower's state:	Minnesota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	3 ( 100% )	680-700 (Latest)
Principal borrowed:	$3,575.00	< mo. late:	0 ( 0% )	620-640 (Feb-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	3
Description
Finishing Private Pilot's License
Purpose of loan:
I plan on using this loan to supplement my flying time, and accelerate accomplishing my goal of earning my pilot's license. I have twenty hours under my belt as of now, and have recently gotten rid of my car payment, so I have decided to finish my license. I would like to finish my private license quickly, as I can retain more information flying regularly than I can flying whenever I get payed and have the extra cash.

My financial situation:
I am a good candidate for this loan because I have a steady job and I am responsible with my earnings. I work full time as a Lineman at the local airport, and go to college full time as well. I also?wish to build credit for future loans or?buying a house.

????????????????????????????????????? Thank you for taking the time?to consider being a contributing factor to?my loan.
?????????????????????????????????????????????????????? Please feel free to ask me any questions that you may have. I will answer them timely.
Monthly net income: $
$1,050
Monthly expenses: $
??Housing: $ 0
??Insurance: $ 85.54
??Car expenses: $ 50.00
??Utilities: $ 0
??Phone, cable, internet: $ 62.70
??Food, entertainment: $ 50.00
??Clothing, household expenses $ 20.00
??Credit cards and other loans: $ 150.00
??Other expenses: $ 75
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Why no housing expenses? - jrcctexas25
A: I have no housing expenses because I am still living with my parents. I do yard work, work on their cars, clean, and help pay for food to offset the expense of renting from them. This is cost effective because I am going to the local community college, and it's cheaper to drive the 15 miles round trip, than to get an apartment close by and walk. Thank you for your question. (Aug-14-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

money-shaker	$25.00	$25.00	8/13/2009 4:32:07 PM
anton	$25.00	$25.00	8/13/2009 4:33:23 PM
unclejaef	$25.00	$25.00	8/13/2009 4:34:37 PM
personal-lender	$25.00	$25.00	8/13/2009 4:35:26 PM
Katahdin	$25.00	$25.00	8/13/2009 4:35:33 PM
tlp43	$25.00	$25.00	8/13/2009 4:31:34 PM
ramsbladder	$25.00	$25.00	8/13/2009 4:31:16 PM
grf1945	$25.00	$25.00	8/13/2009 4:33:47 PM
cyberie21	$40.00	$40.00	8/13/2009 4:34:00 PM
mathprof	$25.00	$25.00	8/13/2009 4:34:13 PM
decisive-capital	$50.00	$50.00	8/13/2009 4:32:27 PM
puifais	$25.00	$25.00	8/13/2009 4:34:34 PM
standanddeliver	$25.00	$25.00	8/13/2009 4:39:46 PM
wayman	$50.00	$50.00	8/13/2009 4:40:39 PM
Elbanko	$25.00	$25.00	8/13/2009 4:35:36 PM
scottr	$25.00	$25.00	8/13/2009 4:41:10 PM
02bob	$25.00	$25.00	8/13/2009 4:36:23 PM
thedreamer	$25.00	$25.00	8/13/2009 4:35:42 PM
red-sublime-return	$25.00	$25.00	8/13/2009 4:35:51 PM
crazycool	$35.00	$35.00	8/13/2009 4:36:28 PM
kyxysyx	$31.41	$31.41	8/13/2009 4:35:56 PM
Hexnut	$25.00	$25.00	8/13/2009 4:41:44 PM
888168	$25.00	$25.00	8/13/2009 4:36:06 PM
Josta	$50.00	$50.00	8/13/2009 4:41:59 PM
brazilofmux	$100.00	$100.00	8/13/2009 4:42:16 PM
don8ter	$25.00	$25.00	8/13/2009 4:36:33 PM
Champpilot	$50.00	$50.00	8/13/2009 4:36:39 PM
mmckune	$25.00	$25.00	8/13/2009 4:37:18 PM
fdsguy	$50.00	$50.00	8/13/2009 4:43:03 PM
hopethisworks	$50.00	$50.00	8/13/2009 4:37:21 PM
nodrivelpls	$25.00	$25.00	8/13/2009 4:37:30 PM
jbarron	$25.00	$25.00	8/13/2009 4:37:39 PM
VentureExplorer	$25.00	$25.00	8/13/2009 4:37:54 PM
rdecartus	$25.00	$25.00	8/13/2009 4:43:39 PM
figs4u2	$200.00	$200.00	8/13/2009 4:40:05 PM
testobsessed	$100.00	$100.00	8/13/2009 4:39:27 PM
gristle	$25.00	$25.00	8/13/2009 4:40:33 PM
TennSquire	$25.00	$25.00	8/13/2009 4:39:57 PM
rjleves	$25.00	$25.00	8/13/2009 4:40:02 PM
exact-justice	$25.00	$25.00	8/13/2009 4:41:00 PM
chekat	$25.00	$25.00	8/13/2009 4:41:05 PM
Penny	$50.00	$50.00	8/13/2009 4:41:15 PM
mrbill5548	$25.00	$25.00	8/13/2009 4:41:37 PM
p2p-allocator	$25.00	$25.00	8/13/2009 4:44:18 PM
Cheburashka	$25.00	$25.00	8/13/2009 4:46:14 PM
GRI	$47.65	$47.65	8/13/2009 4:43:13 PM
Rogelio48	$25.00	$25.00	8/13/2009 4:43:21 PM
Rule62	$25.00	$25.00	8/13/2009 4:44:03 PM
sloan	$25.00	$20.94	8/13/2009 5:04:35 PM
beyondmanagement	$25.00	$25.00	8/13/2009 5:04:33 PM
Personal-Bond	$50.00	$50.00	8/13/2009 5:25:33 PM
Maggie3	$25.00	$25.00	8/14/2009 10:15:40 AM
Bank_Of_XL	$50.00	$50.00	8/14/2009 9:30:30 AM
Brown98	$25.00	$25.00	8/14/2009 11:31:02 AM
skuba	$25.00	$25.00	8/13/2009 4:32:02 PM
Aquani	$50.00	$50.00	8/13/2009 4:37:00 PM
yield-lion	$25.00	$25.00	8/13/2009 4:37:45 PM
mtp	$50.00	$50.00	8/13/2009 4:30:45 PM
orindalender	$25.00	$25.00	8/13/2009 4:37:49 PM
SNH	$25.00	$25.00	8/13/2009 4:33:16 PM
Cthulu	$25.00	$25.00	8/13/2009 4:31:12 PM
head	$25.00	$25.00	8/13/2009 4:33:42 PM
secobarbital	$25.00	$25.00	8/13/2009 4:39:00 PM
the-profit-oracle	$25.00	$25.00	8/13/2009 4:39:39 PM
gilbow	$25.00	$25.00	8/13/2009 4:33:29 PM
educationfirst	$25.00	$25.00	8/13/2009 4:39:41 PM
GElender	$50.00	$50.00	8/13/2009 4:34:58 PM
Artist_Blue	$25.00	$25.00	8/13/2009 4:34:28 PM
rmachi	$25.00	$25.00	8/13/2009 4:34:47 PM
MrDavid	$25.00	$25.00	8/13/2009 4:40:56 PM
Weaverville	$75.00	$75.00	8/13/2009 4:36:15 PM
heavy_ax	$25.00	$25.00	8/13/2009 4:42:04 PM
keeks	$25.00	$25.00	8/13/2009 4:36:52 PM
fizwahh	$30.00	$30.00	8/13/2009 4:36:19 PM
slymoose	$25.00	$25.00	8/13/2009 4:42:12 PM
zeelender	$25.00	$25.00	8/13/2009 4:37:06 PM
Rocky1040	$25.00	$25.00	8/13/2009 4:42:28 PM
GMPK_TLAS	$45.00	$45.00	8/13/2009 4:36:47 PM
brmar	$25.00	$25.00	8/13/2009 4:42:54 PM
wampum-proton	$25.00	$25.00	8/13/2009 4:43:09 PM
delivery	$25.00	$25.00	8/13/2009 4:43:16 PM
GrayStudio	$25.00	$25.00	8/13/2009 4:46:43 PM
incbx	$25.00	$25.00	8/13/2009 4:39:33 PM
Mantis75	$25.00	$25.00	8/13/2009 4:39:50 PM
PHI4308	$25.00	$25.00	8/13/2009 4:41:34 PM
peb44	$100.00	$100.00	8/13/2009 4:40:11 PM
caliguian	$25.00	$25.00	8/13/2009 4:42:32 PM
capital-albatross	$25.00	$25.00	8/13/2009 4:42:36 PM
ualf	$50.00	$50.00	8/13/2009 4:41:27 PM
poolboy17	$25.00	$25.00	8/14/2009 10:59:23 AM
90 bids
Borrower Payment Dependent Notes Series 416885
This series of Notes was issued and sold upon the funding of the borrower loan #38219, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	C	Auction start date:	Jul-28-2009
Term:	36 months	Estimated loss:	6.5%	Auction end date:	Aug-11-2009

Starting lender yield:	18.05%	Starting borrower rate/APR:	19.05% / 22.81%	Starting monthly payment:	$36.68
Final lender yield:	14.99%	Final borrower rate/APR:	15.99% / 19.68%	Final monthly payment:	$35.15

Auction yield range:	8.23% - 18.05%	Estimated loss impact:	6.84%
Lender servicing fee:	1.00%	Estimated return:	8.15%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Apr-1996	Debt/Income ratio:	18%
Credit score:	640-660 (Jul-2009)	Current / open credit lines:	14 / 14	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	27	Length of status:	20y 8m
Amount delinquent:	$344	Revolving credit balance:	$25,077	Occupation:	Postal Service
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	77%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	3	Homeownership:	No
Inquiries last 6m:	1
Screen name:	finance-reformation	Borrower's state:	Connecticut	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
auto repairs, kitchen set.
Purpose of loan:
This loan will be used to? Pay for some needed repairs for my automobile.
My family definitely needs a new kitchen set.

My financial situation:
I am a good candidate for this loan because? Because i know that i,ll be able to pay off the loan in time.
  Also I,ve been employed by the united states postal service for twenty years plus.

Monthly net income: $ 3,000

Monthly expenses: $
  Housing: $ 700
  Insurance: $ 60.00
  Car expenses: $ 80.00
  Utilities: $ 160.00
  Phone, cable, internet: $ 172.00
  Food, entertainment: $ 500.00
  Clothing, household expenses $ 50.00
  Credit cards and other loans: $ 625.00
  Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

aultraman	$25.00	$25.00	8/8/2009 11:45:44 AM
JCM_MN	$25.00	$25.00	8/9/2009 7:09:17 PM
BradyKP	$100.00	$100.00	8/10/2009 9:07:31 AM
btormc5	$50.00	$50.00	8/10/2009 2:06:42 PM
twjh	$25.00	$25.00	8/10/2009 2:29:00 PM
JauaFlash	$25.00	$25.00	8/10/2009 4:32:43 PM
AsianDragon	$35.00	$35.00	8/10/2009 9:07:30 PM
Rackmaster32	$25.00	$25.00	8/10/2009 10:36:22 PM
congardner1	$25.00	$0.07	8/11/2009 5:57:20 AM
macotra4	$35.00	$35.00	8/11/2009 7:57:15 AM
Lking319	$28.02	$28.02	8/11/2009 9:27:35 AM
billdpost	$25.00	$25.00	8/11/2009 2:30:02 PM
best-generosity-financier	$25.00	$25.00	8/11/2009 2:57:59 PM
division177	$25.00	$25.00	8/11/2009 3:09:33 PM
yu-rik	$25.00	$25.00	8/11/2009 3:23:15 PM
planky	$50.00	$50.00	8/11/2009 4:14:09 PM
division177	$25.00	$25.00	8/11/2009 3:10:12 PM
Snoopylover	$25.00	$25.00	7/31/2009 12:03:19 PM
brother_tam	$50.00	$50.00	8/9/2009 8:07:37 AM
paceme1	$30.00	$30.00	8/10/2009 6:04:43 PM
psycardis	$25.00	$25.00	8/10/2009 11:06:40 PM
donenzo	$25.00	$25.00	8/11/2009 7:24:55 AM
legend321	$25.00	$25.00	8/11/2009 9:44:28 AM
BidDaddyBigBucks	$25.00	$25.00	8/11/2009 10:22:30 AM
zapquoc	$25.00	$25.00	8/11/2009 10:48:02 AM
Maggie3	$46.91	$46.91	8/11/2009 10:06:12 AM
thomas16882004	$50.00	$50.00	8/11/2009 10:14:47 AM
ilend57	$25.00	$25.00	8/11/2009 2:00:40 PM
adam28	$25.00	$25.00	8/11/2009 2:20:54 PM
colorfulgardener	$50.00	$50.00	8/11/2009 3:39:43 PM
maga	$25.00	$25.00	8/11/2009 3:06:56 PM
31 bids
Borrower Payment Dependent Notes Series 417939
This series of Notes was issued and sold upon the funding of the borrower loan #38218, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,000.00	Prosper Rating:	A	Auction start date:	Jul-24-2009
Term:	36 months	Estimated loss:	2.1%	Auction end date:	Aug-07-2009

Starting lender yield:	10.42%	Starting borrower rate/APR:	11.42% / 13.54%	Starting monthly payment:	$164.69
Final lender yield:	8.40%	Final borrower rate/APR:	9.40% / 11.50%	Final monthly payment:	$159.93

Auction yield range:	4.23% - 10.42%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.28%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Nov-1999	Debt/Income ratio:	25%
Credit score:	740-760 (Jul-2009)	Current / open credit lines:	14 / 11	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	40	Length of status:	1y 5m
Amount delinquent:	$0	Revolving credit balance:	$20,028	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	48%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	successful-peace	Borrower's state:	Minnesota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Honeymoon and House Improvments
Purpose of loan:
This loan will be used to pay off the final chunk of our Honeymoon debt. We were able to fund most of the trip our selves and have already paid that off. Now we have some additional spending left to pay off.

My financial situation:
I am a good candidate for this loan because I have always been good with money. My credit score is a 725+. I pay off loans as quickly as possible. I have a very solid footing in my career and own my own home.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

888168	$50.00	$50.00	7/24/2009 4:13:28 PM
Sid-K	$50.00	$50.00	7/24/2009 4:14:27 PM
bchen78875	$50.00	$50.00	7/24/2009 4:14:59 PM
truth-companion	$25.00	$25.00	7/24/2009 4:13:11 PM
totoro	$25.00	$25.00	7/24/2009 4:16:08 PM
lagnisiruk	$25.00	$25.00	7/24/2009 4:13:42 PM
tallcoolone	$25.00	$25.00	7/24/2009 4:16:33 PM
fortytwo	$50.00	$50.00	7/25/2009 9:12:58 PM
financelover	$25.00	$25.00	7/25/2009 9:17:33 PM
yenom	$25.00	$25.00	7/26/2009 9:32:17 AM
abuyama22	$25.00	$25.00	7/27/2009 10:37:31 AM
elated-justice	$25.00	$25.00	7/28/2009 9:59:56 AM
market-assembler	$25.00	$25.00	7/28/2009 11:06:50 AM
anton	$25.00	$25.00	7/28/2009 5:33:21 PM
cyberie21	$40.00	$40.00	7/28/2009 4:32:54 PM
Theboof	$25.00	$25.00	7/29/2009 9:32:47 AM
Veloce	$25.00	$25.00	7/29/2009 12:27:27 PM
a-harmonious-deal	$25.00	$25.00	7/30/2009 10:53:18 AM
RoyFauntleroy	$25.00	$25.00	7/30/2009 10:53:15 AM
GAOGERAM_BANK	$25.00	$25.00	7/31/2009 11:56:58 AM
the-silver-blaster	$25.00	$25.00	7/31/2009 12:03:49 PM
help_each_other	$25.00	$25.00	7/31/2009 3:56:26 PM
slartibardfast	$30.00	$30.00	7/31/2009 5:35:34 PM
deepventures	$25.00	$25.00	7/31/2009 6:01:31 PM
JJS180	$25.00	$25.00	8/1/2009 4:25:16 AM
aajwm	$50.00	$50.00	8/3/2009 3:20:23 AM
jblack01	$25.00	$25.00	8/3/2009 7:45:22 AM
hope-eagle6	$25.00	$25.00	8/3/2009 9:30:41 AM
mizount	$25.00	$25.00	8/3/2009 10:50:20 AM
incbx	$50.00	$50.00	8/3/2009 10:25:50 AM
YellowJacket	$25.00	$25.00	8/3/2009 3:20:24 PM
authentic-deal8	$25.00	$25.00	8/3/2009 5:37:46 PM
durable-trade	$25.00	$25.00	8/3/2009 5:37:39 PM
TJ-Financial-Group	$55.00	$55.00	8/3/2009 5:45:20 PM
NATIVEBORN	$50.00	$50.00	8/3/2009 6:00:25 PM
gilbow	$25.00	$25.00	8/3/2009 6:02:35 PM
Kerensky	$100.00	$100.00	8/3/2009 7:40:12 PM
Brklyn01	$50.00	$50.00	8/4/2009 8:44:27 AM
TheBestDad	$25.00	$25.00	8/4/2009 11:55:02 AM
Sixmil	$25.00	$25.00	8/4/2009 11:51:37 AM
cny_loans	$25.00	$25.00	8/4/2009 11:53:38 AM
PatRichi	$25.00	$25.00	8/4/2009 12:05:57 PM
SS123	$50.00	$50.00	8/4/2009 4:42:08 PM
Jynxie	$29.04	$29.04	8/4/2009 8:16:54 PM
Jassi	$50.00	$50.00	8/4/2009 7:00:13 PM
square_panda	$25.00	$25.00	8/4/2009 8:20:36 PM
member874	$25.00	$25.00	8/4/2009 8:21:08 PM
kaykarun	$50.00	$50.00	8/4/2009 8:21:43 PM
woodenshoes	$100.00	$100.00	8/4/2009 8:16:27 PM
Vacs4u	$25.00	$25.00	8/4/2009 8:16:43 PM
ouiemyster06	$42.12	$42.12	8/5/2009 3:50:31 AM
MT1130	$25.00	$25.00	8/5/2009 9:18:38 AM
PaulW	$25.00	$25.00	8/5/2009 9:16:53 AM
YogaDude34	$125.00	$125.00	8/5/2009 9:20:32 AM
shag2	$50.00	$50.00	8/5/2009 10:35:53 AM
bigdogsafety1	$50.00	$50.00	8/5/2009 2:20:50 PM
b-rent	$25.00	$25.00	8/5/2009 4:10:06 PM
bradwill	$37.20	$27.68	8/5/2009 4:25:55 PM
cemseller	$25.00	$25.00	8/5/2009 4:24:28 PM
khamen	$25.00	$25.00	8/5/2009 10:12:24 PM
gothampark	$25.00	$25.00	8/6/2009 4:40:23 PM
bossyboots01	$25.00	$25.00	8/7/2009 4:02:22 AM
gtdane	$50.00	$50.00	8/7/2009 9:06:19 AM
sunnysally	$50.00	$50.00	8/7/2009 1:31:40 PM
happy2loan	$25.00	$25.00	8/7/2009 2:18:56 PM
Discinc	$200.00	$200.00	8/7/2009 3:48:53 PM
tnylight	$80.00	$80.00	8/7/2009 3:22:46 PM
sas19	$25.00	$25.00	7/24/2009 4:14:17 PM
larrybird	$250.00	$250.00	7/24/2009 4:15:31 PM
rjleves	$25.00	$25.00	7/24/2009 4:16:20 PM
Artist_Blue	$25.00	$25.00	7/24/2009 4:13:22 PM
Avala	$25.00	$25.00	7/24/2009 4:15:16 PM
kegs	$250.00	$250.00	7/24/2009 4:15:39 PM
krishopper	$25.00	$25.00	7/24/2009 4:13:57 PM
DukSerduk	$25.00	$25.00	7/24/2009 4:16:14 PM
kyomoon	$100.00	$100.00	7/24/2009 4:16:53 PM
puifais	$25.00	$25.00	7/26/2009 9:32:10 AM
windfall46	$25.00	$25.00	7/27/2009 9:52:20 AM
keyfig	$25.00	$25.00	7/27/2009 12:02:28 PM
eyal0	$25.00	$25.00	7/28/2009 5:22:17 AM
gdbanks	$25.00	$25.00	7/28/2009 7:12:01 AM
kenji4861	$50.00	$50.00	7/28/2009 5:49:02 PM
greenback-floret	$25.00	$25.00	7/29/2009 9:32:11 AM
mrzz	$25.00	$25.00	7/29/2009 10:27:58 AM
unclejaef	$25.00	$25.00	7/30/2009 10:53:16 AM
mathprof	$25.00	$25.00	7/30/2009 10:17:17 AM
atlgator	$25.00	$25.00	7/30/2009 10:53:13 AM
thedoctor	$25.00	$25.00	7/30/2009 1:12:53 PM
red-sublime-return	$25.00	$25.00	7/30/2009 1:39:47 PM
MrDavid	$50.00	$50.00	7/30/2009 3:33:09 PM
tylerfd	$25.00	$25.00	7/30/2009 3:33:13 PM
OLYVRC	$25.00	$25.00	7/30/2009 3:33:11 PM
cheng	$25.00	$25.00	7/30/2009 3:33:32 PM
thecid	$25.00	$25.00	7/30/2009 8:42:24 PM
GElender	$50.00	$50.00	7/31/2009 6:22:05 AM
sisepuede	$25.00	$25.00	7/31/2009 9:31:59 AM
virtualbank	$25.00	$25.00	7/31/2009 11:23:46 AM
Rips	$25.00	$25.00	8/1/2009 6:26:26 AM
skuba	$50.00	$50.00	8/1/2009 11:50:26 PM
BoutYeBank	$25.00	$25.00	8/2/2009 1:20:29 PM
grf1945	$25.00	$25.00	8/3/2009 11:33:01 AM
sparky1129	$25.00	$25.00	8/3/2009 12:25:22 PM
cash-sensai2	$25.00	$25.00	8/3/2009 3:00:20 PM
dumbass	$25.00	$25.00	8/3/2009 5:37:47 PM
USMC0311	$25.00	$25.00	8/3/2009 5:44:03 PM
bowdish1	$50.00	$50.00	8/3/2009 5:43:51 PM
Sigonio	$25.00	$25.00	8/3/2009 5:43:59 PM
aesop	$25.00	$25.00	8/3/2009 6:02:33 PM
palpbert	$25.00	$25.00	8/3/2009 6:03:55 PM
fair_rates	$25.00	$25.00	8/3/2009 8:20:13 PM
TheRiver08	$25.00	$25.00	8/3/2009 10:15:30 PM
jfd287	$25.00	$25.00	8/4/2009 3:05:11 AM
LordKinbote	$25.00	$25.00	8/3/2009 8:20:10 PM
gravbox	$25.00	$25.00	8/4/2009 10:47:34 AM
rulender	$50.00	$50.00	8/4/2009 11:53:23 AM
Octavian315	$46.16	$46.16	8/4/2009 1:16:54 PM
AndersenWatcher	$25.00	$25.00	8/4/2009 3:36:28 PM
juiceman818	$25.00	$25.00	8/4/2009 5:31:07 PM
sloak	$25.00	$25.00	8/4/2009 6:55:48 PM
Hexnut	$50.00	$50.00	8/4/2009 8:21:33 PM
fireupthegrill	$25.00	$25.00	8/4/2009 8:20:29 PM
Castellan	$25.00	$25.00	8/4/2009 8:21:53 PM
Algaes	$25.00	$25.00	8/5/2009 8:55:12 AM
wild_carrot	$25.00	$25.00	8/5/2009 9:16:11 AM
meow8705	$25.00	$25.00	8/5/2009 9:18:43 AM
zeelender	$25.00	$25.00	8/5/2009 9:20:25 AM
Sumach	$25.00	$25.00	8/5/2009 9:20:00 AM
Westerly	$50.00	$50.00	8/5/2009 4:24:30 PM
Independenttools	$25.00	$25.00	8/5/2009 4:22:28 PM
jonesboyz	$25.00	$25.00	8/5/2009 4:25:24 PM
yield-quest	$25.00	$25.00	8/6/2009 9:12:27 PM
Dopplerbob	$25.00	$25.00	8/7/2009 4:38:58 AM
HomerdohNY	$25.00	$25.00	8/7/2009 9:58:48 AM
133 bids
Borrower Payment Dependent Notes Series 418207
This series of Notes was issued and sold upon the funding of the borrower loan #38224, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,200.00	Prosper Rating:	E	Auction start date:	Jul-27-2009
Term:	36 months	Estimated loss:	14.7%	Auction end date:	Aug-10-2009

Starting lender yield:	29.59%	Starting borrower rate/APR:	30.59% / 33.93%	Starting monthly payment:	$51.33
Final lender yield:	28.50%	Final borrower rate/APR:	29.50% / 32.82%	Final monthly payment:	$50.61

Auction yield range:	14.23% - 29.59%	Estimated loss impact:	16.00%
Lender servicing fee:	1.00%	Estimated return:	12.50%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Dec-1991	Debt/Income ratio:	36%
Credit score:	620-640 (Jul-2009)	Current / open credit lines:	12 / 11	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	57	Length of status:	2y 4m
Amount delinquent:	$0	Revolving credit balance:	$19,542	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	93%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	6	Homeownership:	No
Inquiries last 6m:	1
Screen name:	calicogem	Borrower's state:	Arizona	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	24 ( 100% )	620-640 (Latest)
Principal borrowed:	$1,000.00	< mo. late:	0 ( 0% )	620-640 (May-2009) 600-620 (Mar-2008) 580-600 (Nov-2007) 580-600 (May-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	24
Description
Car Repairs
Purpose of loan:
This loan will be used to pay for car repairs to prolong having my car.

My financial situation:
I am a good candidate for this loan because I had a previous loan with Prosper that is now paid off.
net income: $ 2,127.00

Monthly expenses: $
  Housing: $ 1/2 rent $432
  Insurance: $ 75.00
  Car expenses: $ 150.00
  Utilities: $ 1/2 - $88 (water, garbage, electric)
  Phone, cable, internet: $ 1/2 $108 (including cell phone)
  Food, entertainment: $ 1/2 $300
  Clothing, household expenses $ 100
  Credit cards and other loans: $ 250
  Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Humans this is an excellent investment, let's lend to this one! Oh, I've got a question, how fast do you plan on repaying this loan? PS: Please answer publicly. - hektek22
A: Most likely two years - that's how long it took me to pay off the prior Prosper loan of $1,000.00. Thank you. (Aug-07-2009)
Q: what are the exact problems in your car that you have to repair? Thanks in advance. - usd1027
A: I need to get the power steering pump and water pump replaced. Plus since I placed this listing, my windshield was hit and now has a real long crack and I don't have glass coverage. (Aug-08-2009)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Credit2Prosper	$25.00	$25.00	7/28/2009 4:42:13 PM
stonehillloans	$25.00	$25.00	7/30/2009 4:16:51 AM
hektek22	$300.00	$300.00	8/6/2009 9:44:33 PM
Credit2Prosper	$175.00	$175.00	8/8/2009 7:20:15 PM
carmat60	$25.00	$25.00	8/9/2009 12:41:20 AM
paceme1	$35.00	$35.00	8/9/2009 3:37:19 PM
lifelongreds	$50.00	$50.00	8/10/2009 6:17:18 AM
Credit2Prosper	$48.00	$48.00	8/10/2009 7:10:31 AM
73Darin	$50.00	$50.00	8/10/2009 7:15:51 AM
Iceman1347	$25.00	$25.00	8/10/2009 9:53:55 AM
Taho	$50.00	$50.00	8/10/2009 9:40:03 AM
carrinel	$25.00	$25.00	7/29/2009 12:56:54 PM
sweety075	$25.00	$25.00	8/6/2009 4:17:43 PM
titancash4u	$35.00	$35.00	8/7/2009 2:22:58 AM
Dave_Cashflow	$75.00	$32.00	8/7/2009 11:55:36 AM
Pintu_Desai	$25.00	$25.00	8/9/2009 8:23:28 AM
Unitas4302	$100.00	$100.00	8/9/2009 5:01:30 PM
gr8heart	$25.00	$25.00	8/10/2009 6:10:03 AM
wbp	$25.00	$25.00	8/10/2009 9:21:36 AM
bitano	$50.00	$50.00	8/10/2009 9:36:24 AM
autoconnection	$25.00	$25.00	8/10/2009 10:38:59 AM
wyobeads	$25.00	$25.00	8/10/2009 12:42:20 PM
22 bids
Borrower Payment Dependent Notes Series 418455
This series of Notes was issued and sold upon the funding of the borrower loan #38207, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$6,600.00	Prosper Rating:	A	Auction start date:	Jul-28-2009
Term:	36 months	Estimated loss:	2.1%	Auction end date:	Aug-11-2009

Starting lender yield:	10.42%	Starting borrower rate/APR:	11.42% / 13.54%	Starting monthly payment:	$217.39
Final lender yield:	8.90%	Final borrower rate/APR:	9.90% / 12.01%	Final monthly payment:	$212.65

Auction yield range:	4.23% - 10.42%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.78%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Sep-1999	Debt/Income ratio:	10%
Credit score:	740-760 (Jul-2009)	Current / open credit lines:	8 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	13	Length of status:	2y 5m
Amount delinquent:	$0	Revolving credit balance:	$6,370	Occupation:	Analyst
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	36%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	ptao	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	25 ( 100% )	740-760 (Latest)
Principal borrowed:	$8,200.00	< mo. late:	0 ( 0% )	660-680 (Feb-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	25
Description
Debt Consolidation
I am a past Prosper Borrower.  The last loan with Prosper has been completely paid off (in less than 3 years).  After moving in with my girlfriend into a new apartment, I've accrued a bit of debt on my credit cards in order to furnish the place.  The purpose of this loan is to consolidate my credit card debt at a lower rate.  I don't really need this loan to pay off my credit cards in reasonable time, but I'd like to be able to put more into savings at this time, while enjoying a lower interest rate.

My current gross monthly salary is about $5441.  I have very little other debt or expenses other than my student loan payments of $162/mo and my cell phone bill of about $80/mo.  As you can see, my debt to income ratio is extremely low.

Thanks for looking!
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

fortytwo	$125.00	$125.00	7/28/2009 4:22:44 PM
totoro	$25.00	$25.00	7/28/2009 4:25:14 PM
rjleves	$25.00	$25.00	7/28/2009 4:25:24 PM
Artist_Blue	$25.00	$25.00	7/28/2009 4:26:07 PM
888168	$50.00	$50.00	7/28/2009 4:27:22 PM
krishopper	$25.00	$25.00	7/28/2009 4:27:24 PM
elated-justice	$25.00	$25.00	7/28/2009 4:27:40 PM
sas19	$25.00	$25.00	7/28/2009 4:24:06 PM
tallcoolone	$25.00	$25.00	7/28/2009 4:25:37 PM
kyomoon	$100.00	$100.00	7/28/2009 4:25:50 PM
market-assembler	$25.00	$25.00	7/28/2009 5:47:50 PM
greenback-floret	$25.00	$25.00	7/29/2009 9:32:23 AM
yenom	$25.00	$25.00	7/30/2009 1:12:50 PM
puifais	$25.00	$25.00	7/30/2009 3:12:41 PM
keyfig	$25.00	$25.00	7/30/2009 1:18:42 PM
Finspons	$100.00	$100.00	7/30/2009 1:35:34 PM
kenji4861	$45.31	$45.31	7/30/2009 3:34:50 PM
zhiguli	$25.00	$25.00	7/31/2009 4:00:26 PM
lagnisiruk	$25.00	$25.00	8/1/2009 12:10:12 PM
red-sublime-return	$25.00	$25.00	8/3/2009 6:02:19 PM
TheRiver08	$25.00	$25.00	8/3/2009 10:15:35 PM
virtualbank	$25.00	$25.00	8/4/2009 11:54:52 AM
juiceman818	$25.00	$25.00	8/4/2009 5:31:12 PM
Jassi	$50.00	$50.00	8/4/2009 7:00:17 PM
JJS180	$25.00	$25.00	8/4/2009 8:16:57 PM
Rips	$25.00	$25.00	8/4/2009 8:20:55 PM
the-silver-blaster	$25.00	$25.00	8/4/2009 8:20:33 PM
GAOGERAM_BANK	$25.00	$25.00	8/4/2009 8:21:28 PM
zento	$25.00	$25.00	8/5/2009 7:50:14 AM
thedoctor	$25.00	$25.00	8/5/2009 9:18:28 AM
aajwm	$50.00	$50.00	8/5/2009 10:37:06 AM
OLYVRC	$25.00	$25.00	8/5/2009 9:21:01 AM
BoutYeBank	$25.00	$25.00	8/5/2009 10:50:14 AM
Kash2010lu	$25.00	$25.00	8/5/2009 7:34:53 PM
palpbert	$25.00	$25.00	8/6/2009 9:57:27 AM
Sigonio	$25.00	$25.00	8/6/2009 9:58:13 AM
sloak	$25.00	$25.00	8/6/2009 9:58:23 AM
sparky1129	$25.00	$25.00	8/6/2009 9:58:42 AM
Sixmil	$25.00	$25.00	8/6/2009 11:05:34 AM
durable-trade	$25.00	$25.00	8/6/2009 9:56:08 AM
help_each_other	$25.00	$25.00	8/6/2009 9:56:19 AM
USMC0311	$25.00	$25.00	8/6/2009 2:56:59 PM
jblack01	$25.00	$25.00	8/6/2009 4:09:11 PM
gravbox	$25.00	$25.00	8/6/2009 3:17:59 PM
Digs	$25.00	$25.00	8/6/2009 7:41:57 PM
qkinger	$50.00	$50.00	8/7/2009 1:03:06 PM
rockymtbob	$50.00	$50.00	8/7/2009 2:19:26 PM
spiff666	$25.00	$25.00	8/7/2009 7:41:25 PM
Sarspatula	$50.00	$50.00	8/7/2009 8:45:19 PM
OGS_Capital	$25.00	$25.00	8/8/2009 6:28:02 AM
emunah6	$25.00	$25.00	8/8/2009 9:09:30 PM
Trident-Fund	$50.00	$50.00	8/8/2009 7:57:19 PM
turbospeed	$25.00	$25.00	8/9/2009 12:59:16 AM
techexec	$25.00	$25.00	8/10/2009 12:07:47 AM
bmcg	$25.00	$25.00	8/10/2009 7:19:13 AM
Jynxie	$50.00	$50.00	8/10/2009 7:42:44 AM
JerryB96	$25.00	$25.00	8/10/2009 7:44:26 AM
wild_carrot	$25.00	$25.00	8/10/2009 7:45:15 AM
bossyboots01	$50.00	$50.00	8/10/2009 1:01:53 PM
ehvertherman	$50.00	$50.00	8/10/2009 2:35:13 PM
Astyanax	$50.00	$50.00	8/10/2009 7:55:48 PM
scloans	$25.00	$25.00	8/10/2009 4:59:09 PM
AustinAmerica	$25.00	$25.00	8/10/2009 9:12:37 PM
I_want_to_help_you	$25.00	$25.00	8/11/2009 12:52:31 AM
WhiteFang34	$100.00	$100.00	8/11/2009 3:16:50 AM
RandyL3	$25.00	$25.00	8/10/2009 7:35:08 PM
John_14_6	$25.00	$25.00	8/11/2009 6:38:58 AM
msu04303	$25.00	$25.00	8/11/2009 7:01:51 AM
mattblizz	$41.82	$41.82	8/10/2009 10:25:35 PM
sunnysally	$50.00	$50.00	8/11/2009 8:49:05 AM
maga	$135.00	$135.00	8/11/2009 10:27:54 AM
macotra4	$29.00	$29.00	8/11/2009 12:30:32 PM
robinw777	$25.00	$25.00	8/11/2009 1:23:24 PM
e3oM	$50.00	$50.00	8/11/2009 1:47:35 PM
division177	$25.00	$25.00	8/11/2009 3:12:49 PM
credithelper	$25.00	$25.00	8/11/2009 3:36:50 PM
The_Mandelbrot_Set	$50.68	$50.68	8/11/2009 4:15:14 PM
manny00	$96.15	$96.15	8/11/2009 4:16:19 PM
lawndude16	$25.00	$25.00	8/11/2009 1:30:50 PM
Robbdogg	$43.85	$43.85	8/11/2009 1:35:05 PM
jigsawhc	$25.00	$25.00	8/11/2009 2:30:32 PM
Millmanator	$50.00	$50.00	8/11/2009 3:25:05 PM
Avala	$25.00	$25.00	7/28/2009 4:24:59 PM
DukSerduk	$25.00	$25.00	7/28/2009 4:25:20 PM
truth-companion	$25.00	$25.00	7/28/2009 4:27:18 PM
kegs	$50.00	$50.00	7/28/2009 4:27:31 PM
larrybird	$200.00	$200.00	7/28/2009 4:27:35 PM
cyberie21	$40.00	$40.00	7/28/2009 4:33:09 PM
Sid-K	$50.00	$50.00	7/28/2009 4:24:20 PM
Syzygy	$25.00	$25.00	7/28/2009 4:24:28 PM
bchen78875	$50.00	$50.00	7/28/2009 4:24:51 PM
abuyama22	$25.00	$25.00	7/28/2009 4:26:49 PM
anton	$25.00	$25.00	7/28/2009 5:33:34 PM
mathprof	$25.00	$25.00	7/30/2009 10:17:32 AM
Veloce	$25.00	$25.00	7/30/2009 10:54:56 AM
Theboof	$25.00	$25.00	7/30/2009 1:12:43 PM
outofoffice	$50.00	$50.00	7/30/2009 1:40:01 PM
windfall46	$25.00	$25.00	7/30/2009 1:41:40 PM
financelover	$25.00	$25.00	7/30/2009 3:33:04 PM
gdbanks	$25.00	$25.00	7/30/2009 3:30:55 PM
GElender	$50.00	$50.00	7/31/2009 6:22:13 AM
sisepuede	$25.00	$25.00	7/31/2009 9:32:10 AM
eyal0	$25.00	$25.00	7/31/2009 11:22:21 AM
skuba	$50.00	$50.00	8/1/2009 11:50:35 PM
hope-eagle6	$25.00	$25.00	8/3/2009 9:30:49 AM
rubylender	$50.00	$50.00	8/3/2009 1:55:56 PM
cash-sensai2	$25.00	$25.00	8/3/2009 3:00:26 PM
mrzz	$25.00	$25.00	8/3/2009 5:39:20 PM
slartibardfast	$30.00	$30.00	8/3/2009 5:42:38 PM
atlgator	$25.00	$25.00	8/3/2009 5:44:16 PM
cheng	$25.00	$25.00	8/3/2009 6:03:40 PM
mizount	$25.00	$25.00	8/4/2009 11:55:01 AM
gilbow	$25.00	$25.00	8/4/2009 2:15:27 PM
MrDavid	$50.00	$50.00	8/4/2009 8:21:22 PM
RoyFauntleroy	$25.00	$25.00	8/4/2009 8:21:42 PM
a-harmonious-deal	$25.00	$25.00	8/4/2009 8:21:05 PM
unclejaef	$25.00	$25.00	8/4/2009 8:21:11 PM
dumbass	$25.00	$25.00	8/5/2009 9:18:56 AM
bowdish1	$50.00	$50.00	8/5/2009 12:02:02 PM
incbx	$50.00	$50.00	8/5/2009 9:20:49 AM
tylerfd	$25.00	$25.00	8/5/2009 9:20:54 AM
deepventures	$25.00	$25.00	8/5/2009 4:24:41 PM
NATIVEBORN	$25.05	$25.05	8/5/2009 4:25:21 PM
jfd287	$25.00	$25.00	8/6/2009 9:57:56 AM
aesop	$25.00	$25.00	8/6/2009 9:25:11 AM
grf1945	$25.00	$25.00	8/6/2009 10:01:30 AM
fair_rates	$25.00	$25.00	8/6/2009 4:09:19 PM
Flying_Tilapia	$100.00	$100.00	8/7/2009 6:33:05 PM
dav1d	$25.00	$25.00	8/7/2009 11:31:30 PM
Personal-Bond	$50.00	$50.00	8/7/2009 8:45:17 PM
Ricajote	$50.00	$50.00	8/9/2009 1:28:39 PM
corndog4000	$60.00	$60.00	8/9/2009 11:25:24 PM
icanhelpyouout	$50.00	$50.00	8/10/2009 6:41:11 AM
PFAdvisors	$37.12	$37.12	8/10/2009 7:53:17 AM
OoM	$25.00	$25.00	8/10/2009 9:59:37 AM
Snoopylover	$25.00	$25.00	8/10/2009 9:33:28 AM
OKPapa	$27.00	$27.00	8/10/2009 3:38:00 PM
cavalier2020	$25.00	$15.35	8/10/2009 1:41:29 PM
Havana21	$500.00	$500.00	8/10/2009 2:57:06 PM
nethawk00	$25.31	$25.31	8/10/2009 3:02:16 PM
yogi1975	$40.00	$40.00	8/10/2009 3:13:27 PM
Realjo	$50.00	$50.00	8/10/2009 4:34:04 PM
stemper	$50.00	$50.00	8/10/2009 5:52:09 PM
maga	$50.00	$50.00	8/10/2009 5:39:35 PM
Astyanax	$25.00	$25.00	8/10/2009 7:58:05 PM
CA_Lender	$25.00	$25.00	8/10/2009 8:53:53 PM
Loansforlife	$50.00	$50.00	8/10/2009 7:39:24 PM
ScottFinance	$25.00	$25.00	8/11/2009 5:52:52 AM
GBlack	$25.00	$25.00	8/10/2009 11:33:22 PM
gothampark	$50.00	$50.00	8/11/2009 1:04:42 AM
crazybunga	$25.00	$25.00	8/11/2009 2:46:23 AM
The-Lighthouse-Group	$25.00	$25.00	8/11/2009 9:03:33 AM
Faith	$60.36	$60.36	8/11/2009 12:41:41 PM
skockie	$50.00	$50.00	8/11/2009 11:40:56 AM
VT2VA	$25.00	$25.00	8/11/2009 1:38:19 PM
ALANGREANSPAN	$50.00	$50.00	8/11/2009 12:30:30 PM
division177	$25.00	$25.00	8/11/2009 3:13:05 PM
Firescreek	$25.00	$25.00	8/11/2009 2:52:19 PM
sevenbridges	$73.00	$73.00	8/11/2009 1:27:50 PM
friendinmoney	$100.00	$100.00	8/11/2009 4:16:36 PM
foodgoeshere	$50.00	$50.00	8/11/2009 1:45:20 PM
Rob717171	$150.00	$150.00	8/11/2009 3:24:07 PM
162 bids
Borrower Payment Dependent Notes Series 418469
This series of Notes was issued and sold upon the funding of the borrower loan #38250, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,000.00	Prosper Rating:	C	Auction start date:	Jul-28-2009
Term:	36 months	Estimated loss:	6.5%	Auction end date:	Aug-11-2009

Starting lender yield:	21.00%	Starting borrower rate/APR:	22.00% / 24.26%	Starting monthly payment:	$190.95
Final lender yield:	17.00%	Final borrower rate/APR:	18.00% / 20.21%	Final monthly payment:	$180.76

Auction yield range:	8.23% - 21.00%	Estimated loss impact:	6.89%
Lender servicing fee:	1.00%	Estimated return:	10.11%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Jul-1992	Debt/Income ratio:	34%
Credit score:	680-700 (Jul-2009)	Current / open credit lines:	7 / 6	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	23	Length of status:	0y 6m
Amount delinquent:	$0	Revolving credit balance:	$21,124	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	86%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	benrice	Borrower's state:	Colorado	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	54 ( 100% )	680-700 (Latest)
Principal borrowed:	$23,001.00	< mo. late:	0 ( 0% )	700-720 (May-2009) 700-720 (Dec-2007) 680-700 (Apr-2006)
Principal balance:	$10,746.07	1+ mo. late:	0 ( 0% )
Total payments billed:	54
Description
Refinance Debt
This is my third listing.  I have completely paid off one small initial loan.  I have a current Prosper loan, and  you can see that I am current with it, have it on auto-pay and never miss a payment.  Now I would like to completely wipe that credit card debt out.   Let us pay the interest to you instead of being milked by the credit card companies!   My wife and I both are gainfully employed.  It has, however, been frustrating to know that we earn so much only to see it go into the interest on our cards.  We own a home and own one of our two cars outright.  We've pared down the cards we have.  Ideally, the Prosper payment, mortgage payment and one car payment would be the only payments we make month-to-month outside of the regular utility and food bills.  Our goal is to only have the Propsper loan and mortgage this year.

Thanks for helping us make this achievable!

My last listing just barely missed being financed.  I think need to add my total monthly payments to give you more information.  Also, when I asked my family to place a bid here, they lent me part of what we are looking for off the site.  Therefore, I am able to ask for about half what we were initially seeking and hopefully can get this one fully funded.

Monthly Payments:
Mortgage (w/insurance and taxes): 1500
Utilities/Phone/Cable: 300
Credit Card (until paid off, within the year): 500
Groceries: 250
Current Prosper Loan: 700
total: $3250 (July-2009)

Net Monthly Income: $4450
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Why does your credit balance list ~$21K? Haven't you pd this down with the last loan? Just trying to understand the numbers on Prosper. Thank you. - BankofBeth
A: I paid that down since my last loan and with the money my family lent since the last listing. Prosper did not pull my credit again to update that number. (Aug-03-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

PHI4308	$25.00	$25.00	7/28/2009 4:23:37 PM
incbx	$25.00	$25.00	7/28/2009 4:24:40 PM
zeelender	$25.00	$25.00	7/28/2009 4:24:02 PM
jbarron	$25.00	$25.00	7/28/2009 4:25:32 PM
ibuystk	$50.00	$50.00	7/28/2009 4:27:38 PM
gilbow	$25.00	$25.00	7/28/2009 4:27:53 PM
don8ter	$25.00	$25.00	7/28/2009 4:23:19 PM
leftcoast52	$25.00	$25.00	7/28/2009 4:24:33 PM
nodrivelpls	$25.00	$25.00	7/28/2009 4:25:28 PM
sloan	$25.00	$25.00	7/28/2009 4:25:58 PM
fortytwo	$70.00	$70.00	7/28/2009 4:26:04 PM
theopposites	$25.00	$25.00	7/28/2009 4:26:18 PM
Artist_Blue	$25.00	$25.00	7/28/2009 4:28:02 PM
Top_Gun_Lender	$51.00	$51.00	7/29/2009 2:32:22 PM
geektronica	$25.00	$25.00	7/30/2009 3:39:47 PM
Loan_Stranger	$50.00	$50.00	7/30/2009 6:05:47 PM
BankofBeth	$50.00	$50.00	7/30/2009 9:00:24 PM
interstellar	$28.56	$28.56	7/31/2009 11:30:59 AM
twjh	$25.00	$25.00	8/1/2009 6:51:51 PM
lilgates26	$25.00	$25.00	8/1/2009 5:56:22 PM
LendingP2P	$75.00	$75.00	8/2/2009 11:42:32 AM
PackFan13	$25.00	$25.00	8/6/2009 7:22:45 AM
rockhound84	$50.00	$50.00	8/7/2009 5:55:05 PM
econgineer	$63.92	$63.92	8/7/2009 10:52:17 PM
gustavholstopus32	$25.00	$25.00	8/8/2009 8:55:17 PM
bossmanuc	$25.00	$25.00	8/9/2009 10:46:06 AM
Loan_shark718	$50.00	$50.00	8/10/2009 4:30:59 AM
EretzCapital	$200.00	$200.00	8/9/2009 8:19:23 PM
FollowMe2Freedom	$25.00	$25.00	8/10/2009 3:31:18 PM
Astyanax	$25.00	$25.00	8/10/2009 8:04:52 PM
I_want_to_help_you	$25.00	$25.00	8/11/2009 12:54:55 AM
WhiteFang34	$100.00	$100.00	8/11/2009 3:19:15 AM
smittyswim	$50.00	$50.00	8/10/2009 7:54:26 PM
reneenurse	$55.00	$55.00	8/10/2009 10:13:23 PM
thomas16882004	$100.00	$100.00	8/11/2009 10:16:23 AM
NanChuck	$25.00	$25.00	8/11/2009 10:19:23 AM
ORteacher	$50.00	$50.00	8/11/2009 10:26:15 AM
Jinja	$50.00	$50.00	8/11/2009 10:33:31 AM
DackoDenk	$25.00	$25.00	8/11/2009 10:05:40 AM
zapquoc	$25.00	$25.00	8/11/2009 10:50:47 AM
ochardlender	$25.93	$25.93	8/11/2009 8:39:46 AM
Leshan	$50.00	$50.00	8/11/2009 12:54:42 PM
colorfulgardener	$50.00	$50.00	8/11/2009 3:43:38 PM
Rob717171	$150.00	$150.00	8/11/2009 4:13:53 PM
keeks	$25.00	$25.00	7/28/2009 4:23:44 PM
mmckune	$25.00	$25.00	7/28/2009 4:24:13 PM
Champpilot	$50.00	$50.00	7/28/2009 4:23:24 PM
GMPK_TLAS	$45.00	$45.00	7/28/2009 4:23:29 PM
Aquani	$50.00	$50.00	7/28/2009 4:23:58 PM
Rogelio48	$25.00	$25.00	7/28/2009 4:25:08 PM
hopethisworks	$50.00	$50.00	7/28/2009 4:25:11 PM
rjleves	$25.00	$25.00	7/28/2009 4:25:56 PM
pensacolaborn	$25.00	$25.00	7/28/2009 4:26:13 PM
Penny	$50.00	$50.00	7/28/2009 4:26:24 PM
windfall46	$25.00	$25.00	7/28/2009 4:26:42 PM
unclejaef	$25.00	$25.00	7/28/2009 4:27:04 PM
puifais	$25.00	$25.00	7/28/2009 4:27:01 PM
rmachi	$25.00	$25.00	7/28/2009 4:27:12 PM
plentiful-reward	$25.00	$25.00	7/28/2009 4:27:33 PM
Josta	$50.00	$50.00	7/28/2009 4:27:48 PM
kegs	$250.00	$250.00	7/28/2009 4:28:05 PM
larrybird	$250.00	$250.00	7/28/2009 4:28:04 PM
GElender	$50.00	$50.00	7/28/2009 4:23:13 PM
beyondmanagement	$25.00	$25.00	7/28/2009 4:23:17 PM
ribbles	$50.00	$50.00	7/28/2009 4:23:34 PM
kyxysyx	$50.00	$50.00	7/28/2009 4:23:52 PM
ChuckChedda	$25.00	$25.00	7/28/2009 4:26:34 PM
fireboss	$100.00	$100.00	7/28/2009 4:26:46 PM
lagnisiruk	$25.00	$25.00	7/28/2009 4:26:57 PM
money-expert	$25.00	$25.00	7/28/2009 4:27:58 PM
FeedTheMachine	$50.00	$32.72	7/28/2009 4:28:08 PM
Credit2Prosper	$25.00	$25.00	7/28/2009 4:29:52 PM
Traal	$25.00	$25.00	7/29/2009 8:51:59 PM
cbm369	$125.00	$125.00	7/31/2009 2:09:07 PM
woodsider	$50.00	$50.00	8/2/2009 7:46:01 PM
Sol_Invictus	$25.00	$25.00	8/5/2009 8:45:02 PM
HenlopenCapital	$25.00	$25.00	8/6/2009 6:46:44 AM
dpjd	$50.00	$50.00	8/6/2009 12:28:04 PM
PrinceValium	$25.00	$25.00	8/6/2009 11:43:51 AM
planky	$100.00	$100.00	8/7/2009 11:01:14 AM
Mosimo	$50.00	$50.00	8/9/2009 8:44:52 AM
BuffetRocks	$150.00	$150.00	8/9/2009 11:26:10 PM
JCM_MN	$50.00	$50.00	8/9/2009 7:26:51 PM
Johnab	$50.00	$50.00	8/10/2009 1:23:07 PM
kindness-jedi	$25.00	$25.00	8/10/2009 3:43:22 PM
BidDaddyBigBucks	$25.00	$25.00	8/10/2009 5:11:40 PM
stemper	$50.00	$50.00	8/10/2009 5:55:00 PM
Loansforlife	$50.00	$50.00	8/10/2009 7:46:58 PM
JauaFlash	$25.00	$25.00	8/10/2009 4:33:49 PM
engbusres	$50.00	$50.00	8/10/2009 9:25:48 PM
wyogirllender	$25.00	$25.00	8/10/2009 6:27:16 PM
JRELoan	$28.86	$28.86	8/11/2009 7:47:55 AM
Packers18	$50.00	$50.00	8/11/2009 8:24:30 AM
sunnysally	$50.00	$50.00	8/11/2009 8:52:05 AM
Macon-Money	$50.00	$50.00	8/11/2009 10:19:07 AM
macotra4	$35.00	$35.00	8/11/2009 7:25:28 AM
legend321	$25.00	$25.00	8/11/2009 9:52:58 AM
ilend57	$25.00	$25.00	8/11/2009 10:38:02 AM
The-Lighthouse-Group	$25.00	$25.00	8/11/2009 9:06:19 AM
Washington_Loan	$25.00	$25.00	8/11/2009 12:15:16 PM
bosloan26	$100.00	$100.00	8/11/2009 1:05:18 PM
foodgoeshere	$39.01	$39.01	8/11/2009 12:52:58 PM
NeketanBank	$50.00	$50.00	8/11/2009 10:44:24 AM
SkinnyFish	$25.00	$25.00	8/11/2009 1:45:24 PM
congardner1	$25.00	$25.00	8/11/2009 3:25:43 PM
Rancid	$25.00	$25.00	8/11/2009 1:10:37 PM
106 bids
Borrower Payment Dependent Notes Series 418531
This series of Notes was issued and sold upon the funding of the borrower loan #38244, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,500.00	Prosper Rating:	B	Auction start date:	Jul-29-2009
Term:	36 months	Estimated loss:	5.0%	Auction end date:	Aug-12-2009

Starting lender yield:	13.97%	Starting borrower rate/APR:	14.97% / 17.14%	Starting monthly payment:	$155.93
Final lender yield:	12.74%	Final borrower rate/APR:	13.74% / 15.89%	Final monthly payment:	$153.23

Auction yield range:	6.23% - 13.97%	Estimated loss impact:	5.21%
Lender servicing fee:	1.00%	Estimated return:	7.53%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	May-1984	Debt/Income ratio:	17%
Credit score:	740-760 (Jul-2009)	Current / open credit lines:	18 / 18	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	30	Length of status:	11y 10m
Amount delinquent:	$0	Revolving credit balance:	$42,283	Occupation:	Analyst
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	45%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	3
Screen name:	blue-deal-position	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Low interest offer expiring
Purpose of loan:
This loan will be used to pay off the balance of a credit card that was a low interest offer for only six months.  The introductory offer is expiring in September 2009 and I would like to be able to pay it off before the interest causes the monthly payment to increase.  I have been paying an amount well over the minumum payment but a family emergency necessitated my traveling to New York every month which did not allow for me to pay this card off before the experiation of special offer.

My financial situation:
I am a good candidate for this loan because the last time I checked my credit score it was over 764, I pay my bills on time - most of them are automatically drafted from my checking acount, and I am gainfully employed in a state agency.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

BankOfShaun	$25.00	$25.00	7/30/2009 1:12:37 PM
geektronica	$25.00	$25.00	7/30/2009 3:43:55 PM
szetheli	$85.00	$85.00	7/30/2009 7:24:35 PM
jetblack	$50.00	$50.00	7/30/2009 9:26:36 PM
Marsue	$25.00	$25.00	7/31/2009 1:07:05 PM
dhallii	$47.00	$47.00	8/1/2009 2:47:42 PM
ThisCatWillHelp	$50.00	$50.00	8/1/2009 10:36:29 PM
investment-cluster	$25.00	$25.00	8/2/2009 5:15:34 AM
LibbyZ	$50.00	$50.00	8/3/2009 8:52:54 AM
chkrvrty	$25.00	$25.00	8/3/2009 6:04:02 PM
MidnightBank	$25.00	$25.00	8/5/2009 9:35:15 AM
selvamfinance	$50.00	$50.00	8/5/2009 5:35:54 PM
troubleman50	$50.00	$50.00	8/7/2009 5:26:01 PM
skorpious	$50.00	$50.00	8/8/2009 9:30:42 AM
summrs1	$25.00	$25.00	8/8/2009 4:43:39 PM
gustavholstopus32	$25.00	$25.00	8/8/2009 8:59:49 PM
bst	$32.03	$32.03	8/9/2009 11:51:13 AM
big_oaks	$50.00	$50.00	8/9/2009 10:17:10 PM
wintersnowman	$25.00	$25.00	8/10/2009 9:28:56 AM
kf88	$46.00	$46.00	8/10/2009 1:17:58 PM
bankojerry	$50.00	$50.00	8/10/2009 1:58:01 PM
Kerensky	$50.00	$50.00	8/10/2009 2:35:16 PM
maga	$100.00	$100.00	8/10/2009 5:59:55 PM
engbusres	$36.00	$36.00	8/10/2009 9:28:48 PM
Crewfan0325	$100.00	$100.00	8/11/2009 1:32:39 AM
CashBank	$25.00	$25.00	8/11/2009 8:18:37 AM
ORteacher	$50.00	$50.00	8/11/2009 10:38:47 AM
Astyanax	$25.00	$25.00	8/11/2009 1:12:52 PM
lysholm	$42.00	$42.00	8/11/2009 1:10:14 PM
ezhik00	$25.00	$25.00	8/11/2009 10:39:31 AM
mattblizz	$50.00	$50.00	8/11/2009 11:12:14 AM
LAKETIME	$25.00	$25.00	8/11/2009 1:40:05 PM
the-owner	$25.00	$25.00	8/11/2009 4:31:40 PM
lnrn	$32.75	$32.75	8/11/2009 4:59:15 PM
nasdaq87	$50.00	$50.00	8/11/2009 6:36:04 PM
shag2	$25.00	$25.00	8/11/2009 7:53:08 PM
medman	$83.74	$83.74	8/11/2009 9:29:49 PM
jrt25	$25.44	$25.44	8/12/2009 1:18:33 AM
Pod1313	$25.00	$25.00	8/12/2009 5:30:17 AM
coyone	$50.00	$50.00	8/11/2009 9:33:06 PM
PlusUltra	$337.19	$337.19	8/11/2009 7:02:45 PM
heto2005	$25.00	$25.00	8/11/2009 10:55:02 PM
I_want_to_help_you	$25.00	$25.00	8/12/2009 12:16:31 AM
BSr	$50.00	$50.00	8/12/2009 4:13:04 AM
pellet	$245.37	$245.37	8/11/2009 8:46:05 PM
bowl800	$25.00	$25.00	8/12/2009 5:17:47 AM
dstolars	$25.00	$25.00	8/11/2009 9:22:00 PM
Tahoe	$67.78	$44.96	8/12/2009 10:20:15 AM
Eagledrop	$50.00	$50.00	8/12/2009 7:47:08 AM
trekkie3po	$25.00	$25.00	8/12/2009 8:56:45 AM
mckhbnpc	$26.93	$26.93	8/12/2009 9:00:51 AM
california5andime	$25.00	$25.00	8/12/2009 2:10:30 PM
showmethemoney5	$25.00	$25.00	8/12/2009 3:32:48 PM
mathgod	$25.00	$25.00	8/12/2009 1:51:35 PM
stemper	$50.00	$50.00	8/12/2009 1:10:11 PM
QGuy	$53.03	$53.03	8/12/2009 2:01:07 PM
Rancid	$26.00	$26.00	8/12/2009 1:16:52 PM
bobnewt	$50.00	$50.00	8/12/2009 3:22:54 PM
ballz694	$46.44	$46.44	8/12/2009 2:29:02 PM
crw1950	$50.00	$50.00	8/12/2009 3:38:17 PM
Pilot12	$25.00	$25.00	8/12/2009 4:16:54 PM
zento	$25.00	$25.00	7/29/2009 4:28:54 PM
Bomber	$25.00	$25.00	7/30/2009 4:52:32 AM
freestyle624	$25.00	$25.00	8/1/2009 6:19:18 AM
JCMC	$25.00	$25.00	8/1/2009 3:10:44 PM
Sol_Invictus	$25.00	$25.00	8/5/2009 8:48:21 PM
Galdis	$25.00	$25.00	8/5/2009 5:52:16 PM
Eaglehigh	$25.00	$25.00	8/6/2009 5:14:16 AM
money-expert	$25.00	$25.00	8/6/2009 2:46:20 PM
myrddraal	$25.00	$25.00	8/6/2009 11:55:39 PM
edsmoney	$100.00	$100.00	8/7/2009 6:24:06 AM
fantasysports	$25.00	$25.00	8/7/2009 1:30:14 PM
beachfunder	$25.00	$25.00	8/10/2009 8:15:07 AM
djmjkelso	$25.00	$25.00	8/10/2009 11:41:08 AM
Ray3486	$25.00	$25.00	8/10/2009 1:23:04 PM
rockhound84	$25.00	$25.00	8/10/2009 1:53:32 PM
Kessler	$25.00	$25.00	8/10/2009 4:20:55 PM
IceFisherman	$31.74	$31.74	8/10/2009 4:21:42 PM
Snoopylover	$25.00	$25.00	8/10/2009 4:34:03 PM
wellsfrugal	$25.00	$25.00	8/11/2009 8:35:06 AM
macotra4	$35.00	$35.00	8/11/2009 7:38:00 AM
rbgnr111	$25.00	$25.00	8/11/2009 7:54:49 AM
Cherrypicker	$50.00	$50.00	8/11/2009 4:31:56 PM
juanma	$25.00	$25.00	8/11/2009 5:10:32 PM
jtu55	$50.00	$50.00	8/11/2009 5:16:10 PM
Pekkliepuff	$50.00	$50.00	8/11/2009 6:28:37 PM
virujava	$25.00	$25.00	8/11/2009 6:28:49 PM
Abed-nego	$150.00	$150.00	8/11/2009 6:47:03 PM
BLKLOC11	$50.00	$50.00	8/12/2009 8:30:24 AM
lindssc1	$25.00	$25.00	8/11/2009 8:10:13 PM
Kelor99	$25.00	$25.00	8/12/2009 9:30:51 AM
OzGuy609	$25.00	$25.00	8/12/2009 5:49:15 AM
HomerdohNY	$25.00	$25.00	8/12/2009 5:42:19 AM
congardner1	$25.00	$25.00	8/12/2009 8:36:41 AM
aloantime07	$25.00	$25.00	8/12/2009 8:56:46 AM
Champion_Lending	$30.00	$30.00	8/12/2009 10:25:03 AM
NewYorker48	$100.00	$100.00	8/12/2009 3:11:18 PM
UCSBGAUCHOS	$25.00	$25.00	8/12/2009 1:50:09 PM
SkinnyFish	$25.00	$25.00	8/12/2009 1:56:56 PM
skaught	$43.38	$43.38	8/12/2009 3:47:50 PM
truckmen	$25.00	$25.00	8/12/2009 4:00:18 PM
colorfulgardener	$50.00	$50.00	8/12/2009 2:46:02 PM
nestegg4e	$50.00	$50.00	8/12/2009 3:39:57 PM
yu-rik	$50.00	$50.00	8/12/2009 4:05:42 PM
104 bids
Borrower Payment Dependent Notes Series 418775
This series of Notes was issued and sold upon the funding of the borrower loan #38210, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	AA	Auction start date:	Jul-31-2009
Term:	36 months	Estimated loss:	0.6%	Auction end date:	Aug-14-2009

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 39.15%	Starting monthly payment:	$45.24
Final lender yield:	5.80%	Final borrower rate/APR:	6.80% / 10.30%	Final monthly payment:	$30.79

Auction yield range:	3.23% - 34.00%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	5.20%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Mar-2000	Debt/Income ratio:	4%
Credit score:	740-760 (Jul-2009)	Current / open credit lines:	8 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	25	Length of status:	1y 0m
Amount delinquent:	$0	Revolving credit balance:	$61,529	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	81%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	mrpowers5531	Borrower's state:	Illinois	Borrower's group:	440+ Supporting Lenders. Get FUNDED @ LOWER % than ANY group
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	19 ( 100% )	740-760 (Latest)
Principal borrowed:	$2,300.00	< mo. late:	0 ( 0% )	720-740 (Jun-2008) 740-760 (Nov-2007)
Principal balance:	$846.29	1+ mo. late:	0 ( 0% )
Total payments billed:	19
Description
Prosper Lender to Reinvest
Purpose of loan:
This loan will be used to reinvest into Prosper.

My financial situation:
I am a good candidate for this loan because I have paid all my bills ontime for the last 9 years. I hope my credit rating and history as well as my Prosper Rating will speak for itself. Low DTI ratio as well.
Information in the Description is not verified.
Friends And Family Winning Bids
merlin72875 has bid a total of $39.07 in winning bids.
"Known him for many years, always pays his bills on time."
1 friends and family winning bid
Information in Questions and Answers is not verified
Questions & Answers
Q: Where is the debt from the revolving credit balance coming from, and what is the interest rate on that? - swaptionaire
A: Part of the debt is leftover from a long stretch of unemployment in 2008. It's on a credit card at 7.99%APR. The other portion is likely my second mortgage at about 5.25%APR, but I don't think the debt is accurately reflected here. The numbers on Prosper appear to be slightly inflated. In either case, the highest rate on my debt right now is 7.99%. (Aug-04-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

SQUISHEE_JELLO	$25.00	$25.00	8/3/2009 1:11:38 PM
market-assembler	$25.00	$25.00	8/4/2009 11:52:59 AM
JGuide	$25.00	$25.00	8/4/2009 3:27:39 PM
ChristopherHS	$25.00	$25.00	8/7/2009 5:10:12 PM
BigSurf	$25.00	$25.00	8/9/2009 7:43:34 AM
rpd1211	$25.00	$25.00	8/10/2009 1:38:28 PM
stageactor	$25.00	$25.00	8/10/2009 7:10:09 PM
YummiBear	$25.00	$25.00	8/10/2009 8:09:20 PM
gizmo65	$33.00	$33.00	8/10/2009 6:56:11 PM
swissbanker	$50.00	$50.00	8/11/2009 10:28:38 PM
bankar	$25.00	$25.00	8/12/2009 5:56:33 PM
lucygirl2	$50.00	$50.00	8/12/2009 5:03:25 PM
flexiboy35	$25.00	$25.00	8/12/2009 9:50:14 PM
greenb	$25.00	$25.00	8/13/2009 3:55:40 PM
fortytwo	$50.00	$50.00	7/31/2009 9:50:57 AM
HealthAndSafety	$50.00	$50.00	8/1/2009 12:15:48 AM
JGuide	$25.00	$25.00	7/31/2009 11:19:32 PM
merlin72875	$39.07	$39.07	8/6/2009 1:19:07 PM
Auditman	$50.00	$50.00	8/7/2009 5:44:59 AM
Firescreek	$25.00	$25.00	8/7/2009 12:18:59 PM
qkinger	$50.00	$50.00	8/7/2009 9:31:57 PM
LenderCB	$50.00	$50.00	8/10/2009 9:25:32 PM
sgmm330	$50.00	$50.00	8/11/2009 8:00:37 PM
rxchris	$100.00	$6.96	8/12/2009 3:16:01 PM
Snoopylover	$25.00	$25.00	8/12/2009 4:50:23 PM
sknop64	$25.00	$25.00	8/12/2009 8:42:49 PM
AsianDragon	$65.00	$65.00	8/12/2009 10:04:14 PM
slxvq	$28.16	$28.16	8/13/2009 3:44:34 PM
Kerensky	$27.81	$27.81	8/13/2009 5:29:18 PM
best-generosity-financier	$25.00	$25.00	8/14/2009 9:45:04 AM
30 bids
Borrower Payment Dependent Notes Series 418847
This series of Notes was issued and sold upon the funding of the borrower loan #38238, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,500.00	Prosper Rating:	D	Auction start date:	Jul-31-2009
Term:	36 months	Estimated loss:	10.0%	Auction end date:	Aug-14-2009

Starting lender yield:	24.17%	Starting borrower rate/APR:	25.17% / 27.48%	Starting monthly payment:	$99.62
Final lender yield:	24.17%	Final borrower rate/APR:	25.17% / 27.48%	Final monthly payment:	$99.62

Auction yield range:	11.23% - 24.17%	Estimated loss impact:	10.59%
Lender servicing fee:	1.00%	Estimated return:	13.58%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Apr-2003	Debt/Income ratio:	45%
Credit score:	680-700 (Jul-2009)	Current / open credit lines:	13 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	18	Length of status:	1y 2m
Amount delinquent:	$0	Revolving credit balance:	$21,052	Occupation:	Military Officer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	76%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	impeccable-compassion	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off Credit Cards/Car loan
The purpose of this loan is to consolidate my credit card debt and organize it into one monthly payment. If I'm able to do this I will be better able to manage my finances and show creditors that I am making a stronger effort to come out of debt sooner. My financial situation is not a dire one, but this is a burden that I'd like to prevent from becoming one. I am a good candidate for this loan because I make my payments in a timely fashion as to not be late and accrue any more fees than necessary. I have guaranteed income that can support me while I'm paying back this loan as well as my monthly finances. With all of my monthly finances and all, I have at least half of my pay left for miscellaneous things. Below are high estimates of a few my expenses, excluding rent, utilities, phone/internet. All others are slightly higher and are usually lower.

Monthly net income: $ 3500
Monthly expenses: $ 1400 (including rent, car note, and student loan)
Housing: $ 425
Insurance: $ 76
Car expenses: $ 200
Utilities: $70
Phone, cable, internet: $ 110
Food, entertainment: $ 200
Clothing, household expenses $ 250
Credit cards and other loans: $ 300
Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Thanks for your service. I think you are an excellent candidate for a loan. Are you eligible for flight pay? Also, when is your next promotion? Thanks! - Integrity1st
A: I will be eligible for flight pay come Nov. 2009. I also will pick up 1st Lt. end of April/beginning of May 2010. (Aug-07-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Integrity1st	$235.00	$235.00	8/1/2009 7:08:32 AM
JGuide	$25.00	$25.00	8/10/2009 8:33:30 AM
Integrity1st	$75.00	$75.00	8/10/2009 12:26:57 PM
1traveler	$50.00	$50.00	8/12/2009 11:55:56 PM
Integrity1st	$151.93	$151.93	8/13/2009 5:47:16 AM
california5andime	$25.00	$25.00	8/13/2009 9:58:49 AM
rohnjobus	$30.00	$30.00	8/14/2009 8:54:33 AM
karmanxten	$180.00	$180.00	8/14/2009 9:30:27 AM
maga	$25.00	$25.00	8/14/2009 10:10:00 AM
best-generosity-financier	$25.00	$25.00	8/14/2009 9:54:33 AM
gr8heart	$25.00	$25.00	8/14/2009 10:38:17 AM
maga	$25.00	$25.00	8/14/2009 10:39:26 AM
planky	$50.00	$50.00	8/14/2009 11:03:04 AM
Astyanax	$25.00	$25.00	8/14/2009 10:16:46 AM
branaa99	$25.00	$25.00	8/14/2009 10:24:03 AM
Rule62	$25.00	$25.00	8/14/2009 10:33:28 AM
Integrity1st	$44.00	$44.00	8/6/2009 2:13:05 PM
Integrity1st	$517.28	$517.28	8/9/2009 2:57:43 PM
money-expert	$25.00	$25.00	8/13/2009 6:30:19 AM
oregonusa	$25.00	$25.00	8/13/2009 11:25:31 AM
karmanxten	$250.00	$250.00	8/13/2009 11:20:34 AM
Loan_Stranger	$50.00	$50.00	8/13/2009 6:43:28 PM
thomas16882004	$50.00	$50.00	8/13/2009 6:06:29 PM
Integrity1st	$504.00	$359.14	8/14/2009 6:05:43 AM
zooom7	$50.00	$50.00	8/14/2009 8:35:24 AM
tuxedojr1	$32.65	$32.65	8/14/2009 10:16:20 AM
Rule62	$25.00	$25.00	8/14/2009 10:33:43 AM
jsnryn	$25.00	$25.00	8/14/2009 9:52:48 AM
nestegg4e	$25.00	$25.00	8/14/2009 10:46:11 AM
Astyanax	$25.00	$25.00	8/14/2009 10:16:15 AM
30 bids
Borrower Payment Dependent Notes Series 418883
This series of Notes was issued and sold upon the funding of the borrower loan #38222, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	HR	Auction start date:	Aug-03-2009
Term:	36 months	Estimated loss:	25.0%	Auction end date:	Aug-17-2009

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 27.31%	Starting monthly payment:	$119.28
Final lender yield:	24.00%	Final borrower rate/APR:	25.00% / 27.31%	Final monthly payment:	$119.28

Auction yield range:	17.23% - 24.00%	Estimated loss impact:	26.38%
Lender servicing fee:	1.00%	Estimated return:	-2.38%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Mar-2006	Debt/Income ratio:	32%
Credit score:	660-680 (Jul-2009)	Current / open credit lines:	10 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	11	Length of status:	3y 1m
Amount delinquent:	$0	Revolving credit balance:	$2,045	Occupation:	Engineer - Mechanic...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	88%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	5
Screen name:	plantengineer	Borrower's state:	Georgia	Borrower's group:	LendersClub
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	23 ( 96% )	660-680 (Latest)
Principal borrowed:	$5,000.00	< mo. late:	1 ( 4% )	580-600 (Jul-2008) 560-580 (Feb-2008) 580-600 (May-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	24
Description
lender's new baby needed stuff
Purpose of loan:
My?wife and I just had a baby and I ran up about $3000 on?my credit card for various baby related expenses. Of course, soon after?I did this?my interest rate went from a reasonable 9% to over 20%?because , as the bank explained in their letter to me,?I now fit a risk profile based on?my zip code and the types of expenses?I was incurring that compelled them to raise?my interest rate.

My financial situation:
I am a good candidate for this loan because I pay all my bills on time and in full.

Monthly net income: $2300

Monthly expenses: $
??Housing: $ 550
??Insurance: $ 75
??Car expenses: $100
??Utilities: $ 200
??Phone, cable, internet: $ 45
??Food, entertainment: $ 300
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 250
??Other expenses: $ 250
Information in the Description is not verified.
Friends And Family Winning Bids
JGuide has bid a total of $213.86 in winning bids.
"A Prosper Lender and a solid past repayment history! I have verified his contact info - he is a solid investment! I'm bidding!"
1 friends and family winning bid
Information in Questions and Answers is not verified
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

JGuide	$316.85	$213.86	8/3/2009 10:48:08 AM
BlueProteus	$25.00	$25.00	8/5/2009 5:06:47 PM
drkhelmet	$50.00	$50.00	8/9/2009 6:42:54 PM
FundMaker	$25.00	$25.00	8/9/2009 5:27:12 PM
Mantis75	$25.00	$25.00	8/9/2009 5:07:48 PM
YummiBear	$25.00	$25.00	8/9/2009 7:38:21 PM
imlosttoo	$36.00	$36.00	8/10/2009 7:14:09 AM
kenL	$500.00	$500.00	8/10/2009 7:34:51 AM
bobnewt	$50.00	$50.00	8/10/2009 4:40:24 PM
chongngoc	$25.00	$25.00	8/10/2009 5:09:37 PM
garnetchik	$27.30	$27.30	8/10/2009 4:57:04 PM
Jinja	$100.00	$100.00	8/12/2009 8:06:34 AM
q4golf	$41.46	$41.46	8/13/2009 4:03:47 AM
money-expert	$25.00	$25.00	8/13/2009 6:32:52 AM
PvtLender2008	$25.00	$25.00	8/13/2009 10:50:45 AM
BAEVentures	$25.00	$25.00	8/13/2009 11:29:38 AM
maga	$25.00	$25.00	8/14/2009 10:36:24 AM
coyone	$59.49	$59.49	8/14/2009 5:04:45 PM
BigGuyBank	$25.00	$25.00	8/14/2009 4:40:41 PM
bankbuddy55	$25.00	$25.00	8/14/2009 7:29:56 PM
dad0805	$25.00	$25.00	8/15/2009 6:10:34 AM
econgineer	$25.00	$25.00	8/15/2009 4:21:19 PM
scott_hyperion	$31.53	$31.53	8/15/2009 7:36:59 AM
3mma	$58.58	$58.58	8/16/2009 9:32:24 AM
Peacepower	$28.86	$28.86	8/16/2009 8:13:17 AM
nimcha	$200.00	$200.00	8/16/2009 12:39:30 PM
sc91	$25.00	$25.00	8/16/2009 4:48:14 PM
jjsparks28	$71.07	$71.07	8/16/2009 11:25:06 PM
loanermn	$25.00	$25.00	8/16/2009 10:30:10 PM
briskdevl07	$50.00	$50.00	8/17/2009 6:22:11 AM
AbeHonestly	$27.91	$27.91	8/17/2009 7:36:21 AM
Blind_Pig	$27.00	$27.00	8/17/2009 8:10:51 AM
jelly1126	$100.00	$100.00	8/6/2009 12:10:00 PM
rubylender	$25.00	$25.00	8/10/2009 7:11:14 AM
Tai	$50.00	$50.00	8/9/2009 10:01:10 PM
lepolgr	$50.00	$50.00	8/11/2009 4:07:24 PM
TripleNickle	$25.55	$25.55	8/11/2009 7:04:39 PM
BAEVentures	$97.92	$97.92	8/13/2009 10:29:50 AM
gr8loans4u	$25.00	$25.00	8/14/2009 8:32:59 AM
Astyanax	$25.00	$25.00	8/14/2009 10:29:16 AM
Rule62	$25.00	$25.00	8/14/2009 10:36:01 AM
LeoBUSIIT	$25.00	$25.00	8/14/2009 12:55:37 PM
GAHeel	$50.00	$50.00	8/14/2009 6:48:52 PM
CoolPlexer	$25.00	$25.00	8/14/2009 6:13:40 PM
hawaiitechnical	$25.00	$25.00	8/14/2009 10:23:37 PM
SaintMatthew	$25.00	$25.00	8/15/2009 1:08:53 PM
gsd	$25.00	$25.00	8/15/2009 4:52:23 AM
tcbmc	$50.00	$50.00	8/15/2009 3:28:42 PM
Onlyhappycustomers	$25.00	$25.00	8/15/2009 4:39:32 PM
DalCowboys	$25.00	$25.00	8/15/2009 7:10:19 PM
druidpoet	$25.00	$25.00	8/15/2009 2:24:33 PM
maccpro1	$50.00	$50.00	8/15/2009 7:38:21 PM
rlbbank	$25.00	$25.00	8/16/2009 8:59:01 AM
Moe87	$100.00	$100.00	8/17/2009 4:13:31 AM
Bobusa	$25.00	$25.00	8/17/2009 5:06:50 AM
best-generosity-financier	$25.00	$25.00	8/16/2009 10:54:33 PM
dollar-authority	$50.00	$50.00	8/17/2009 7:27:34 AM
Bill88	$25.00	$25.00	8/17/2009 8:30:53 AM
rkt88edmo	$28.47	$28.47	8/17/2009 9:19:25 AM
59 bids
Borrower Payment Dependent Notes Series 418997
This series of Notes was issued and sold upon the funding of the borrower loan #38225, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,000.00	Prosper Rating:	AA	Auction start date:	Aug-03-2009
Term:	36 months	Estimated loss:	0.6%	Auction end date:	Aug-17-2009

Starting lender yield:	7.21%	Starting borrower rate/APR:	8.21% / 10.29%	Starting monthly payment:	$125.73
Final lender yield:	6.15%	Final borrower rate/APR:	7.15% / 9.22%	Final monthly payment:	$123.78

Auction yield range:	3.23% - 7.21%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	5.55%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Jan-1985	Debt/Income ratio:	5%
Credit score:	800-820 (Aug-2009)	Current / open credit lines:	10 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	30	Length of status:	3y 0m
Amount delinquent:	$0	Revolving credit balance:	$112	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	tb972	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	6 ( 100% )	800-820 (Latest)
Principal borrowed:	$25,000.00	< mo. late:	0 ( 0% )	760-780 (Apr-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	6
Description
Fees for conservatorship of my son
Purpose of loan:? I owe my attorney $4,000 for representing me in obtaining conservatorship of my son, Ben, who is deaf-blind, and has developmental disabilities.? The cost so far has been $8,000 and have a $4,000 balance.? While I have?been awarded the conservatorship of my son,?his biological father has tried to institutionalize him, and I will not permit this to happen.? I haved cared for and loved Ben beyond any? earthly understanding, and it would break my heart to see his life isolated.? As a result there have been many letters exchanged between attorneys and court appearances.? My current husband (pictured) and I purchased Ben a home in Paradise, CA where he has has 24 hour staff to keep him safe and enjoying his life.? I truly appreciate your consideration of my request.?
My financial situation:
I have an excellent credit rating.? While I do not currently have any significant debt, all past debt incuding; mortgages, car loans, and credit card debt, were paid in a very timely manner.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

fortytwo	$125.00	$125.00	8/3/2009 10:02:54 AM
sas19	$25.00	$25.00	8/3/2009 10:06:32 AM
Avala	$25.00	$25.00	8/3/2009 10:07:23 AM
rjleves	$25.00	$25.00	8/3/2009 10:08:13 AM
tallcoolone	$25.00	$25.00	8/3/2009 10:08:34 AM
GElender	$50.00	$50.00	8/3/2009 10:10:14 AM
cyberie21	$40.00	$40.00	8/3/2009 10:09:29 AM
888168	$50.00	$50.00	8/3/2009 10:09:17 AM
mathprof	$25.00	$25.00	8/3/2009 10:10:02 AM
lagnisiruk	$25.00	$25.00	8/3/2009 10:12:11 AM
truth-companion	$25.00	$25.00	8/3/2009 10:17:44 AM
hope-eagle6	$25.00	$25.00	8/3/2009 10:18:05 AM
windfall46	$25.00	$25.00	8/3/2009 10:17:26 AM
Veloce	$25.00	$25.00	8/3/2009 10:17:34 AM
kyomoon	$100.00	$100.00	8/3/2009 10:17:14 AM
puifais	$25.00	$25.00	8/3/2009 10:17:35 AM
sisepuede	$25.00	$25.00	8/3/2009 10:17:38 AM
cash-sensai2	$25.00	$25.00	8/3/2009 3:00:38 PM
a-harmonious-deal	$25.00	$25.00	8/3/2009 5:35:59 PM
unclejaef	$25.00	$25.00	8/3/2009 5:43:14 PM
market-assembler	$25.00	$25.00	8/3/2009 6:11:09 PM
danielamity	$25.00	$25.00	8/4/2009 9:25:35 AM
tylerfd	$25.00	$25.00	8/4/2009 11:53:12 AM
F_r_e_d_s__B_a_n_k	$25.00	$25.00	8/4/2009 12:01:00 PM
hodap2001	$25.00	$25.00	8/4/2009 9:30:20 AM
ujiba	$25.00	$25.00	8/4/2009 11:51:03 AM
incbx	$50.00	$41.46	8/4/2009 11:53:35 AM
infomas	$50.00	$50.00	8/7/2009 1:29:22 AM
Personal-Bond	$50.00	$50.00	8/7/2009 6:35:12 AM
don'twannadance	$50.00	$50.00	8/9/2009 10:11:35 AM
statenisland51	$50.00	$50.00	8/9/2009 12:19:45 PM
nethawk00	$25.00	$25.00	8/12/2009 11:21:54 AM
Approved	$25.00	$25.00	8/12/2009 8:45:22 PM
bondhedger	$25.00	$25.00	8/14/2009 6:33:57 AM
otalon	$50.00	$50.00	8/14/2009 10:40:09 AM
sunny1985	$25.00	$25.00	8/14/2009 12:41:20 PM
mwb	$25.00	$25.00	8/14/2009 1:58:22 PM
Midg	$25.00	$25.00	8/14/2009 4:55:51 PM
Uwantfunds	$50.00	$50.00	8/15/2009 4:11:11 AM
PrepWonder	$27.56	$27.56	8/15/2009 6:49:47 AM
suzanny	$25.00	$25.00	8/15/2009 1:24:48 PM
ChristopherHS	$25.00	$25.00	8/15/2009 5:05:09 PM
carmat60	$25.00	$25.00	8/15/2009 10:38:00 PM
BankofBeth	$50.00	$50.00	8/16/2009 8:08:28 AM
purplepotato	$25.00	$25.00	8/16/2009 12:37:32 PM
freetolive	$25.00	$25.00	8/16/2009 10:55:36 AM
Trinkaloki	$100.00	$100.00	8/16/2009 12:54:59 PM
turbospeed	$25.00	$25.00	8/16/2009 1:20:32 PM
gothampark	$50.00	$50.00	8/16/2009 4:50:50 PM
rexteller	$25.00	$25.00	8/16/2009 5:31:42 PM
iscout	$50.00	$50.00	8/17/2009 5:58:32 AM
best-generosity-financier	$25.00	$25.00	8/16/2009 11:23:16 PM
rmpedi33	$25.00	$25.00	8/17/2009 8:37:52 AM
elated-justice	$25.00	$25.00	8/3/2009 9:59:57 AM
Sid-K	$50.00	$50.00	8/3/2009 10:06:50 AM
albatross897	$25.00	$25.00	8/3/2009 10:10:21 AM
bchen78875	$50.00	$50.00	8/3/2009 10:07:08 AM
krishopper	$25.00	$25.00	8/3/2009 10:11:17 AM
totoro	$25.00	$25.00	8/3/2009 10:07:44 AM
abuyama22	$25.00	$25.00	8/3/2009 10:08:56 AM
DukSerduk	$25.00	$25.00	8/3/2009 10:07:59 AM
anton	$25.00	$25.00	8/3/2009 10:09:42 AM
greenback-floret	$25.00	$25.00	8/3/2009 10:09:52 AM
skuba	$50.00	$50.00	8/3/2009 10:14:01 AM
Algaes	$25.00	$25.00	8/3/2009 10:17:08 AM
Theboof	$25.00	$25.00	8/3/2009 10:17:28 AM
Artist_Blue	$25.00	$25.00	8/3/2009 10:17:39 AM
keyfig	$25.00	$25.00	8/3/2009 10:17:52 AM
OLYVRC	$25.00	$25.00	8/3/2009 11:10:24 AM
Hexnut	$25.00	$25.00	8/3/2009 1:10:13 PM
RoyFauntleroy	$25.00	$25.00	8/3/2009 5:15:13 PM
grf1945	$25.00	$25.00	8/3/2009 5:43:28 PM
FlyFlyBuggie	$25.00	$25.00	8/3/2009 8:33:42 PM
TheRiver08	$25.00	$25.00	8/3/2009 10:15:40 PM
fairmaiden	$100.00	$100.00	8/4/2009 7:45:08 AM
treasure-generator	$25.00	$25.00	8/4/2009 11:45:14 AM
MrDavid	$50.00	$50.00	8/4/2009 11:52:40 AM
Mookouw	$25.00	$25.00	8/4/2009 9:25:30 AM
Rips	$25.00	$25.00	8/4/2009 9:26:45 AM
bigdogsafety1	$50.00	$50.00	8/4/2009 11:52:26 AM
ds5184	$55.00	$55.00	8/7/2009 6:30:31 AM
RandyL3	$25.00	$25.00	8/7/2009 7:17:26 AM
Firescreek	$25.00	$25.00	8/7/2009 12:21:00 PM
qkinger	$50.00	$50.00	8/7/2009 12:58:33 PM
SQUISHEE_JELLO	$25.00	$25.00	8/7/2009 1:14:49 PM
springpanda	$50.00	$50.00	8/7/2009 1:42:07 PM
djmjkelso	$25.00	$25.00	8/7/2009 6:52:59 PM
happyface	$50.00	$50.00	8/9/2009 9:54:25 AM
doc1	$100.00	$100.00	8/9/2009 9:44:30 AM
Dollars4Rent	$25.00	$25.00	8/10/2009 7:53:54 PM
gpuck	$25.00	$25.00	8/12/2009 4:29:22 PM
Dollars4Rent	$25.00	$25.00	8/12/2009 8:12:33 PM
fantasysports	$25.00	$25.00	8/13/2009 4:08:44 PM
justin323	$25.00	$25.00	8/13/2009 6:22:54 PM
medkoder	$50.00	$50.00	8/14/2009 1:41:23 PM
flshdaskll	$25.00	$25.00	8/14/2009 3:28:07 PM
Syzygy	$25.00	$25.00	8/14/2009 6:50:32 PM
matthewrburk	$200.00	$200.00	8/15/2009 1:13:30 AM
outofoffice	$50.98	$50.98	8/15/2009 8:55:54 AM
LenderCB	$35.00	$35.00	8/14/2009 9:51:52 PM
P2PHelper	$25.00	$25.00	8/15/2009 10:52:46 AM
Snoopylover	$25.00	$25.00	8/15/2009 11:20:54 AM
violaetain	$50.00	$50.00	8/16/2009 4:31:36 PM
mamayama	$100.00	$100.00	8/16/2009 7:58:49 PM
FundMaker	$25.00	$25.00	8/16/2009 5:44:27 PM
sunnysally	$50.00	$50.00	8/17/2009 8:04:00 AM
octoberfresh	$25.00	$25.00	8/17/2009 6:48:04 AM
packrs1	$25.00	$25.00	8/17/2009 9:00:16 AM
108 bids
Borrower Payment Dependent Notes Series 419129
This series of Notes was issued and sold upon the funding of the borrower loan #38253, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	B	Auction start date:	Aug-03-2009
Term:	36 months	Estimated loss:	5.0%	Auction end date:	Aug-13-2009

Starting lender yield:	17.48%	Starting borrower rate/APR:	18.48% / 20.70%	Starting monthly payment:	$72.79
Final lender yield:	17.00%	Final borrower rate/APR:	18.00% / 20.21%	Final monthly payment:	$72.30

Auction yield range:	6.23% - 17.48%	Estimated loss impact:	5.30%
Lender servicing fee:	1.00%	Estimated return:	11.70%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Dec-1997	Debt/Income ratio:	7%
Credit score:	740-760 (Jul-2009)	Current / open credit lines:	9 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	32	Length of status:	10y 10m
Amount delinquent:	$0	Revolving credit balance:	$2,810	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	31%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	2
Screen name:	dynamic-bill	Borrower's state:	Alabama	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
pay daughters college tuiton
Purpose of loan:
Trying to put my 18 year old daughter thru college.
My financial situation:
I feel?I am a good candidate for this?loan. I have a very good job and?I am working very hard to get back?on track after a?getting divorced and having to file bankruptcy back in 2001. I have paid?my car loan off with no problems. I currently have two credit cards and 1 signature loan that are in very good standing. My daughter is going to community college to get an associate in business management.?I have made a promise to her that I would pay for her degree. I paid for the last 4 terms out of my savings but for this term I am hoping to extend my payments some by getting a short term loan.?Please feel free to contact me with any questions or concerns. I can provide a copy of my daughters tuition bill if needed.??

Monthly net income: $ 2500

Monthly expenses: $
??Housing: $ 600
??Car expenses: $ 150.00? (car insurance on 4 vehicles) I have?3 daughters.?
??Utilities: $? (included in rent)
??Phone, cable, internet: $ 70.00
??Food, $ 350.00
??Clothing, household expenses $ 100.00
??Credit cards and other loans: $ 215.58

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: after your expenses, looks like you have almost 1k left over. Why do you need this 2k loan? - usd1027
A: I still have 2 daughters at home. My middle daughter graduates high school this year so I have been putting back money for her senior stuff (pictures, cap and gown ect) I was hoping instead of using my savings for my oldest daughters tuition I could get a loan and stretch the payments out. This would also allow me to get established on prosper in case I ever need another loan. My oldest daughter wants to start her own business when she gets out of college so this might be perfect for her too. (Aug-04-2009)
Q: Thank you for listing your expenses. How much are you putting into savings for emergencies? Does your dau have a job? Does she help (pay rent, her own car insurance)? Will you pay tuition for the others also? Are they helping with expenses? - Eaglehigh
A: I put $200 a month into savings. My oldest daughter does have a part time job and she makes about $300 a week. She does pay her rent, car insurance and cell phone bill. I pay her internet air card bill only because I work for the provider and get a discount. After food and gas she might have $150 left over each month. As for the other two daughters, the middle one already has a nursing scholarship and the youngest is going into the coast guard so I should have them set. They do not work yet. (Aug-04-2009)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

totoro	$25.00	$25.00	8/3/2009 9:58:43 AM
econgineer	$50.00	$50.00	8/3/2009 12:22:44 PM
SafeSaxa	$25.00	$25.00	8/3/2009 5:41:27 PM
J_R_Investing	$25.00	$25.00	8/4/2009 8:21:40 PM
nimble-revenue	$25.00	$25.00	8/5/2009 4:30:27 PM
breadbroker	$25.00	$25.00	8/5/2009 9:55:16 PM
sgmm330	$50.00	$50.00	8/5/2009 9:29:08 PM
IPG1	$25.00	$25.00	8/6/2009 4:08:37 PM
FriendInSeattle	$100.00	$100.00	8/8/2009 1:02:46 PM
rpd1211	$25.00	$25.00	8/9/2009 9:06:33 AM
massuot	$25.00	$25.00	8/10/2009 8:59:49 AM
qkinger	$50.00	$50.00	8/10/2009 10:54:01 AM
GrayStudio	$25.00	$25.00	8/10/2009 10:55:35 AM
FundingUSA	$25.00	$25.00	8/11/2009 7:37:35 AM
powerful-compassion	$100.00	$100.00	8/11/2009 10:50:40 AM
jetblack	$50.00	$50.00	8/11/2009 10:52:14 AM
bdruss	$25.00	$25.00	8/11/2009 5:45:20 PM
SV-AZ	$25.00	$25.00	8/12/2009 8:50:49 AM
sshgfwb	$25.00	$25.00	8/12/2009 11:51:44 AM
allloans4me	$50.00	$50.00	8/12/2009 11:55:19 AM
Thunder08	$25.00	$25.00	8/12/2009 2:00:14 PM
palpbert	$40.00	$40.00	8/12/2009 4:31:39 PM
stdrgj15	$50.00	$50.00	8/12/2009 11:09:05 PM
investorrr	$25.00	$25.00	8/3/2009 10:01:16 AM
browneyegravy	$25.00	$25.00	8/3/2009 10:17:13 AM
GenerousGentleMan	$25.00	$25.00	8/3/2009 4:35:21 PM
outofoffice	$50.00	$50.00	8/5/2009 4:47:00 PM
mercuriant	$25.00	$25.00	8/5/2009 11:20:09 PM
silverloan	$30.20	$30.20	8/6/2009 5:15:08 AM
ExcellentGreen	$25.00	$25.00	8/5/2009 9:55:18 PM
Syzygy	$25.00	$25.00	8/6/2009 3:39:11 PM
Astyanax	$25.00	$25.00	8/6/2009 7:42:49 PM
pureprofit	$100.00	$100.00	8/8/2009 6:02:00 AM
Pilotequity	$25.00	$25.00	8/8/2009 11:03:19 AM
Credit2Prosper	$50.00	$50.00	8/9/2009 9:10:20 AM
GoodScot	$25.00	$25.00	8/9/2009 9:10:11 AM
roi-advantage	$50.00	$50.00	8/10/2009 12:03:18 PM
brilliant-balance	$25.00	$25.00	8/10/2009 7:30:57 PM
Unitas4302	$50.00	$50.00	8/11/2009 5:47:23 AM
minista	$25.00	$25.00	8/11/2009 10:52:12 AM
LibbyZ	$34.00	$34.00	8/11/2009 8:51:10 AM
MeanWhiteCat	$25.00	$25.00	8/11/2009 2:16:46 PM
oregonusa	$25.00	$25.00	8/11/2009 10:52:25 AM
PCGeekWI	$25.00	$25.00	8/11/2009 4:31:35 PM
Dan12781	$25.00	$25.00	8/11/2009 4:30:59 PM
thenewkaisersoze	$25.00	$25.00	8/11/2009 4:31:20 PM
MidnightBank	$25.00	$25.00	8/11/2009 5:14:20 PM
chkrvrty	$25.00	$25.00	8/11/2009 4:32:10 PM
KramericaIndustries	$25.00	$25.00	8/11/2009 7:13:06 PM
12sec67camaro	$25.00	$25.00	8/11/2009 8:19:47 PM
scredneck	$31.63	$31.63	8/12/2009 1:56:22 PM
tooflets	$50.00	$50.00	8/12/2009 1:56:07 PM
Gaelicman	$125.00	$89.17	8/12/2009 5:03:37 PM
power-cell	$50.00	$50.00	8/12/2009 5:01:25 PM
packrs1	$25.00	$25.00	8/12/2009 6:27:19 PM
55 bids
Borrower Payment Dependent Notes Series 419663
This series of Notes was issued and sold upon the funding of the borrower loan #38216, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	B	Auction start date:	Aug-07-2009
Term:	36 months	Estimated loss:	5.0%	Auction end date:	Aug-15-2009

Starting lender yield:	15.49%	Starting borrower rate/APR:	16.49% / 20.19%	Starting monthly payment:	$35.40
Final lender yield:	14.00%	Final borrower rate/APR:	15.00% / 18.67%	Final monthly payment:	$34.67

Auction yield range:	6.23% - 15.49%	Estimated loss impact:	5.24%
Lender servicing fee:	1.00%	Estimated return:	8.76%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	May-1991	Debt/Income ratio:	16%
Credit score:	760-780 (Jul-2009)	Current / open credit lines:	4 / 3	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	8	Length of status:	3y 11m
Amount delinquent:	$0	Revolving credit balance:	$4,515	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$1-$24,999
Delinquencies in last 7y:	6	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	scholarly-affluence	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Purchase Inventory
Purpose of loan:
This loan will be used to expand my current eBay vintage watch?business.? I would like to stock some affordable vintage Swiss timepieces.??A proven business?model has emerged using my?smart buying habits and utilization of a master watchmaker.? ?I have been collecting for many years and have been selling successfully on eBay for ten.??? I have been working on a blog to promote and share this passion and have thousands of satisfied customers Worldwide!?

My financial situation:
I am a good candidate for this loan because I am highly motivated and experienced in this field and have a great credit score.? Our total household income is $58,000

Thanks very much?for your time
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

mtp	$50.00	$50.00	8/7/2009 4:02:29 PM
tlp43	$25.00	$25.00	8/7/2009 4:02:32 PM
ALVO	$100.00	$100.00	8/7/2009 4:03:35 PM
dn0pes	$25.00	$25.00	8/7/2009 4:03:41 PM
scottr	$25.00	$21.70	8/7/2009 4:03:56 PM
skuba	$25.00	$25.00	8/7/2009 4:02:41 PM
minista	$25.00	$25.00	8/7/2009 4:12:26 PM
SV-AZ	$25.00	$25.00	8/7/2009 8:00:17 PM
ROYFU	$25.00	$25.00	8/7/2009 9:55:33 PM
Pintu_Desai	$25.00	$25.00	8/9/2009 8:18:43 AM
Logan7	$25.00	$25.00	8/10/2009 4:35:12 AM
LandE2BG	$50.00	$50.00	8/12/2009 7:45:30 AM
rome1426	$72.66	$72.66	8/12/2009 11:15:41 AM
lowcostmoney	$25.00	$25.00	8/13/2009 12:51:20 PM
SafeSaxa	$25.00	$25.00	8/7/2009 4:03:50 PM
TennSquire	$25.00	$25.00	8/7/2009 4:03:09 PM
PalmTreeIsland	$50.00	$50.00	8/7/2009 4:12:21 PM
interact	$25.00	$25.00	8/7/2009 9:50:36 PM
ROYFU	$25.00	$25.00	8/7/2009 9:56:02 PM
massuot	$25.00	$25.00	8/10/2009 9:18:50 AM
Syzygy	$25.00	$25.00	8/10/2009 2:50:18 PM
Approved	$25.00	$25.00	8/11/2009 7:28:55 AM
interstellar	$45.05	$45.05	8/11/2009 11:20:21 AM
Superc0ld	$35.59	$35.59	8/13/2009 3:25:19 AM
bondhedger	$25.00	$25.00	8/13/2009 6:57:36 AM
longisland47m	$25.00	$25.00	8/13/2009 1:54:09 PM
James_and_Tracy	$25.00	$25.00	8/13/2009 5:02:37 PM
bom_reader	$50.00	$50.00	8/13/2009 4:54:09 PM
Easystreet	$25.00	$25.00	8/14/2009 9:41:02 AM
wild_carrot	$25.00	$25.00	8/15/2009 4:15:35 AM
30 bids
Borrower Payment Dependent Notes Series 419847
This series of Notes was issued and sold upon the funding of the borrower loan #38247, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	C	Auction start date:	Aug-10-2009
Term:	36 months	Estimated loss:	6.5%	Auction end date:	Aug-11-2009

Starting lender yield:	21.01%	Starting borrower rate/APR:	22.01% / 24.27%	Starting monthly payment:	$76.39
Final lender yield:	19.10%	Final borrower rate/APR:	20.10% / 22.34%	Final monthly payment:	$74.43

Auction yield range:	8.23% - 21.01%	Estimated loss impact:	6.94%
Lender servicing fee:	1.00%	Estimated return:	12.16%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Nov-2005	Debt/Income ratio:	10%
Credit score:	680-700 (Aug-2009)	Current / open credit lines:	2 / 2	Employment status:	Part-time employee
Now delinquent:	0	Total credit lines:	2	Length of status:	4y 7m
Amount delinquent:	$0	Revolving credit balance:	$12,059	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	57%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	bcuke	Borrower's state:	Connecticut	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Computer Purchase
Purpose of loan:
I need a new computer as my old laptop is toast.

My financial situation:
I have few financial obligations as I still live with my parents and am in college (which my parents generously pay in full) and can easily repay this loan with savings.

The revolving debt figure above is incorrect as that includes a credit card that is my parents and is still issued in my name.? I have a revolving credit balance of less than $400.? My credit rating is actually 734... I don't understand why I am listed as 680-700.? I assume this would probably make me at least be a B or A rate borrower.

I pay my credit card statement in full every month and have no other outstanding debt.

Monthly net income: $ 2000

Monthly expenses about $400 a month
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

mtp	$50.00	$50.00	8/10/2009 10:01:54 AM
GElender	$25.00	$25.00	8/10/2009 10:02:45 AM
personal-lender	$25.00	$25.00	8/10/2009 10:02:49 AM
crazycool	$35.00	$35.00	8/10/2009 10:05:40 AM
Penny	$50.00	$50.00	8/10/2009 10:04:55 AM
fizwahh	$30.00	$30.00	8/10/2009 10:05:28 AM
hopethisworks	$50.00	$50.00	8/10/2009 10:07:14 AM
orindalender	$25.00	$25.00	8/10/2009 10:07:43 AM
tijuas90	$25.00	$25.00	8/10/2009 10:01:56 AM
ALVO	$100.00	$100.00	8/10/2009 10:02:33 AM
secobarbital	$25.00	$25.00	8/10/2009 10:09:25 AM
tornandfrayed	$25.00	$25.00	8/10/2009 10:09:51 AM
plentiful-reward	$50.00	$50.00	8/10/2009 10:09:59 AM
decisive-capital	$50.00	$50.00	8/10/2009 10:05:04 AM
Weaverville	$75.00	$75.00	8/10/2009 10:05:15 AM
cyberie21	$40.00	$40.00	8/10/2009 10:05:21 AM
the-silver-blaster	$40.00	$40.00	8/10/2009 10:05:58 AM
anton	$25.00	$25.00	8/10/2009 10:06:21 AM
Champpilot	$50.00	$50.00	8/10/2009 10:06:37 AM
GMPK_TLAS	$45.00	$45.00	8/10/2009 10:06:43 AM
nodrivelpls	$25.00	$25.00	8/10/2009 10:07:21 AM
yield-lion	$25.00	$25.00	8/10/2009 10:07:37 AM
GrayStudio	$25.00	$25.00	8/10/2009 10:16:06 AM
gilbow	$25.00	$25.00	8/10/2009 10:10:21 AM
brazilofmux	$100.00	$10.00	8/10/2009 10:10:35 AM
fortytwo	$25.00	$25.00	8/10/2009 5:35:31 PM
money-shaker	$25.00	$25.00	8/10/2009 10:02:18 AM
mathprof	$25.00	$25.00	8/10/2009 10:02:42 AM
Artist_Blue	$25.00	$25.00	8/10/2009 10:02:55 AM
windfall46	$25.00	$25.00	8/10/2009 10:03:03 AM
scottr	$25.00	$25.00	8/10/2009 10:04:35 AM
skuba	$25.00	$25.00	8/10/2009 10:02:00 AM
888168	$25.00	$25.00	8/10/2009 10:05:10 AM
Veloce	$25.00	$25.00	8/10/2009 10:05:38 AM
puifais	$25.00	$25.00	8/10/2009 10:06:09 AM
rmachi	$25.00	$25.00	8/10/2009 10:06:16 AM
dspmn	$25.00	$25.00	8/10/2009 10:05:53 AM
SNH	$25.00	$25.00	8/10/2009 10:06:01 AM
keeks	$25.00	$25.00	8/10/2009 10:06:55 AM
Aquani	$50.00	$50.00	8/10/2009 10:07:00 AM
Hexnut	$25.00	$25.00	8/10/2009 10:07:40 AM
mmckune	$25.00	$25.00	8/10/2009 10:07:09 AM
VentureExplorer	$25.00	$25.00	8/10/2009 10:07:48 AM
jbarron	$25.00	$25.00	8/10/2009 10:07:26 AM
tlp43	$25.00	$25.00	8/10/2009 10:01:58 AM
red-sublime-return	$25.00	$25.00	8/10/2009 10:02:23 AM
unclejaef	$25.00	$25.00	8/10/2009 10:03:00 AM
kyxysyx	$50.00	$50.00	8/10/2009 10:03:07 AM
JL_FC	$25.00	$25.00	8/10/2009 10:10:13 AM
testobsessed	$100.00	$100.00	8/10/2009 10:10:29 AM
02bob	$25.00	$25.00	8/10/2009 10:05:33 AM
don8ter	$25.00	$25.00	8/10/2009 10:06:30 AM
PHI4308	$25.00	$25.00	8/10/2009 10:06:50 AM
zeelender	$25.00	$25.00	8/10/2009 10:07:04 AM
Cthulu	$25.00	$25.00	8/10/2009 10:14:25 AM
zento	$25.00	$25.00	8/10/2009 10:16:48 AM
Brown98	$25.00	$25.00	8/10/2009 10:16:15 AM
interstellar	$50.00	$50.00	8/10/2009 4:33:43 PM
Bank_Of_XL	$50.00	$50.00	8/11/2009 7:46:42 AM
LarWit1512	$25.00	$25.00	8/11/2009 4:31:51 PM
60 bids